MERGER AGREEMENT

MERGER AGREEMENT, dated December 8, 2006 (this “Agreement”), by and among Argyle Security Acquisition Corp., a Delaware corporation (“Parent”), ISI Security Group, Inc., a Delaware corporation (“Acquisition Corp.”), ISI Detention Contracting Group, Inc., a Delaware corporation, d/b/a “ISI Security Group” (the “Company”).

W I T N E S S E T H :

WHEREAS, the Company is in the business of providing security solutions for detention facilities and for commercial, industrial and governmental customers (the “Business”);

WHEREAS, William Blair Mezzanine Capital Fund III, L.P. (“Blair”) is converting $10,000,000 in aggregate principal amount of its outstanding $15,951,609 promissory note (the “Note”) into shares of the Company’s Class A preferred stock, par value $.0001 per share (the “Company Preferred Stock”) pursuant to a Note Conversion Agreement, the form of which is attached hereto as Exhibit A (the “Note Conversion Agreement”), with the balance of the Note being represented by a new $5,951,609 promissory note (the “New Note”) and note purchase agreement, the terms of which shall be agreed upon by Blair, Parent, Acquisition Corp. and the Company, prior to the Closing;

WHEREAS, Parent owns all of the issued and outstanding shares of equity securities of Acquisition Corp.;

WHEREAS, Parent and Acquisition Corp. desire that Acquisition Corp. merge with and into the Company and, to realize the benefits thereof, the Company also desires that Acquisition Corp. merge with and into the Company upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware, and that the Company Preferred Stock and the outstanding shares of common stock, par value $.0001 per share, of the Company (“Company Common Stock”), and any securities of the Company convertible into Company Common Stock or Company Preferred Stock, excluding any such shares held in the treasury of the Company, be converted upon such merger (the “Merger”) into the right to receive the Merger Consideration as is provided herein; and

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1. Definitions. The following terms, as used herein, have the following meanings:

“2005 Financial Statements” are the Company’s Balance Sheet, Statement of Cash Flows and Statement of Operations prepared as of and for the year ended December 31, 2005 in accordance with GAAP.

“2006 EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization as calculated from the 2006 Financial Statements.

“2006 Financial Statements” are the Company’s Balance Sheet, Statement of Cash Flows and Statement of Operations prepared as of and for the year ended December 31, 2006 in accordance with GAAP.

“2/28 Backlog” means the backlog of contracts and other work of the Company and all Subsidiaries, as calculated consistent with the past practices of the Company and the Subsidiaries, pursuant to the Work in Process Report of Company for the period ending February 28, 2007.

“Accounts Receivable” has the meaning set forth in Section 3.11.

“Acquisition Corp.” has the meaning set forth in the Preamble.

“Act” has the meaning set forth in Section 8.5.

“Action” means any action, suit, investigation, hearing or proceeding, including any audit for taxes or otherwise.

“Additional Agreements” means each of the Lock-up Agreements, the Life Insurance Agreements, the Amended and Restated Lease Agreements, and the StarCo Termination Agreement.

“Adjusted EBITDA” means the Company’s earnings before interest, taxes, depreciation and amortization, for the year ending December 31, 2006, as calculated in the 2006 Financial Statements, plus normalization adjustments of $900,000 and such additional normalization adjustments as may be agreed upon by the parties.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. With respect to any natural person, the term Affiliate shall also include any member of said person’s immediate family, any family limited partnership, limited liability company or other entity for said person and any trust, voting or otherwise, of which said person is a trustee or of which said person or any of said person’s immediate family is a beneficiary.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated Lease Agreement” means the lease agreements between the Surviving Corporation and the owner of the SA Offices (Green Wing Management, Ltd.),

which will be negotiated and entered into immediately prior to the Effective Time. The terms of the Amended and Restated Lease Agreements will include:

•	a term of twelve years beginning on the Effective Date

•
a recalculation of the rental rate every three years. At the end of each three-year term, there will be an independent appraisal which will be used as the basis for determining the lease payments during the next three-year term, to be calculated as follows: (a) if the new appraisal is more than the current appraisal, the lease will be at a discount of 10% to the market rate (b) if the new appraisal is less than the last appraisal by less than 10%, the lease will be at the same rate as is applicable on the previous three year agreement or (c) if the new appraisal is lower than the applicable appraisal by more than 10%, the lease will be at the market rate. In other words, if the new appraisal is lower than the immediately prior appraisal, the new lease will be the lower of the current lease or market rate. For example, assuming current market appraisal at $100 ( i.e. lease is $90 (at a 10% discount including the 10% discount)):

o	if the new appraisal were $115, the new lease rate would be 90% of $115 i.e. $103.5

o	if the new appraisal were $105, the new lease rate would be 90% of $105 i.e. $94.50

o	if the new appraisal were $95, the lease rate would remain at $90 because 90% of $95 ($85.5) is less than the current lease

o	if the new appraisal is $85, then the new lease rate would be $85 because the market rate is less than the current lease

•	Prior to the Effective Date, the lease will be adjusted by an independent appraiser to 10% below market value or the current lease rate, whichever is greater.

•
The Parent will have the right, at the Parent’s sole discretion, to purchase from the leasehold owner(s) the underlying real properties at market rates (to be agreed by an independent evaluation at that time); provided that such market rates cannot be below the value determined in the last appraisal prior to the Effective Date. The Parent shall also have a right of first refusal to purchase the real property, should such property ever be offered for sale.

“Arbitrator” has the meaning set forth in Section 12.1(b).

“Authority” shall mean any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state or local.

“Benefits Arrangement” has the meaning set forth in Section 3.25.

“Blair” has the meaning set forth in the Recitals.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by the Company or in which the Company’s assets, business, or transactions are otherwise reflected.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Texas are not open for business.

“Carr Note” means the promissory note owed by the Company and payable to Don Carr, dated November 1, 2005, in the original principal amount of $32,469.00.

“Cash Consideration” has the meaning set forth in Section 2.6(c).

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Charter Documents” has the meaning set forth in Section 3.3.

“Closing” has the meaning set forth in Section 2.9.

“Closing Date” has the meaning set forth in Section 2.9.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble. Unless the context otherwise requires, when used in this Agreement, the term “Company” means the Company and all of its Subsidiaries.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Consent” has the meaning set forth in Section 3.9.

 “Company Indemnitees” has the meaning set forth in Section 11.3.

“Company Preferred Stock” has the meaning set forth in the Recitals.

“Company Plan” has the meaning set forth in Section 3.25.

“Company Securities” means, collectively, the Company Common Stock, the Company Preferred Stock and the Company Warrant.

“Company Warrant” means the Common Stock Purchase Warrant to purchase 52.4532 shares of Company Common Stock issued to William Blair Mezzanine Capital Fund III, L.P. by the Company dated October 22, 2004.

“Completed Contracts” has the meaning set forth in the definition of StarCo Termination Agreement.

“Constituent Corporations” has the meaning set forth in Section 2.1(a).

“Contracts” has the meaning set forth in Section 3.19.

“Contracts in Progress” has the meaning set forth in the definition of StarCo Termination Agreement.

“Current Company Plans” has the meaning set forth in Section 3.25.

“Customer” has the meaning set forth in Section 7.2(b) “December Balance Sheet” has the meaning set forth in Section 3.10(a).

“Effective Time” has the meaning set forth in Section 2.4.

“Effectiveness Period” has the meaning set forth in Section 8.5.

“Employment Agreements” mean the agreements to be negotiated by the Surviving Corporation and the Parent and each of the persons listed on Schedule 8.7. These Employment Agreements of Sam Youngblood, Don Carr and Tim Moxon will provide for a term of not less than two years and the Employment Agreement of Mark McDonald will be for a term of not less than five years. The Employment Agreements of Sam Youngblood and Don Carr will require the Surviving Corporation and Parent to agree, as a part of the consideration to Sam Youngblood and Don Carr, that each of them shall serve as a full voting member of the Board of Directors of Surviving Corporation, so long as they are employees of Surviving Corporation.

“Enhanced Cash Consideration” has the meaning set forth in Section 2.6(b) “ERISA” means the Employment Retirement Income Security Act of 1974.

“ERISA Affiliate” has the meaning set forth in Section 3.25.

“ERISA Affiliate Plan” has the meaning set forth in Section 3.25.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Act Filings” means filings under the Exchange Act made by the Parent prior to the Closing Date.

“Financial Statements” has the meaning set forth in Section 3.10(a).

“GAAP” means U.S. generally accepted accounting principles, consistently applied and interpreted, and shall not mean SEC GAAP.

“Indebtedness” includes with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes, liens, mortgages or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under GAAP, and (g) all guarantees by such Person.

“Indemnification Notice” has the meaning set forth in Section 11.5(a).

“Indemnified Parties” has the meaning set forth in Section 11.5.

“Indemnifying Party” has the meaning set forth in Section 11.5(a).

“Individual Indemnitees” has the meaning set forth in Section 11.4.

“Insurance Agreements” means the agreements to be negotiated and entered into immediately prior to the Effective Time by Parent and each of Sam Youngblood and Don Carr relating to the respective obligation of Sam Youngblood and Don Carr to maintain their existing key man life insurance policies in a form to be agreed upon prior to Closing. It is understood that the key man life insurance policies will be maintained with benefits not less than those in place as of the date of this Agreement until such time as the Lock-Up Agreements terminate. It is understood that the Surviving Corporation will pay the premiums for Don Carr’s policy.

“Intellectual Property” means any and all of the following: (A) U.S., international and foreign patents, patent applications and statutory invention registrations; (B) trademarks, licenses, inventions, service marks, trade names, trade dress, slogans, logos and Internet domain names, including registrations and applications for registration thereof; (C) copyrights, including registrations and applications for registration thereof, and copyrightable materials; (D) trade secrets, know-how and similar confidential and proprietary information; (E) the additional names listed on Schedule 3.7 and all derivations thereof; (F) u.r.l.s, Internet domain names and

Websites; and (G) any other type of Intellectual Property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, in each case which is owned or licensed or filed by the Company or any Subsidiary or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

“Law” means any domestic or foreign Federal, state, municipality or local law, statute, ordinance, code, rule or regulation or common law.

“Leases” has the meaning set forth in Section 3.14.

“Licensed Intellectual Property” has the meaning set forth in section 3.16(c).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, including any agreement to give any of the foregoing and any conditional sale and including any voting agreement or proxy.

“Lock-Up Agreements” means each of the Lock-Up Agreements between (A) Parent and each of the Company’s stockholders (other than Blair) in the form attached hereto as Exhibit B1 and (B) Parent and Blair in the form attached hereto as Exhibit B2.

“Loss(es)” has the meaning set forth in Section 11.1.

“Material Adverse Change” means a material adverse change in the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Business individually or as a whole; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Change, any matter outside the ordinary course of business individually or in the aggregate involving a loss or payment in excess of $100,000 shall constitute a Material Adverse Change, per se.

“Material Adverse Effect” means a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Business individually or as a whole; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Effect, any matter outside the ordinary course of business individually or in the aggregate involving a loss or payment in excess of $100,000 shall constitute a Material Adverse Effect, per se.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.6(a).

“Money Laundering Laws” has the meaning set forth in Section 3.33.

“Multiemployer Plans” has the meaning set forth in Section 3.25.

“New Note” has the meaning set forth in the Recitals.

“Note” has the meaning set forth in the Recitals.

“Note Conversion Agreement” has the meaning set forth in the Recitals.

“Offices” has the meaning set forth in Section 3.1.

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

“Outside Closing Date” has the meaning set forth in Section 13.1.

“Owned Intellectual Property” has the meaning set forth in Section 3.16(a).

“Parent” has the meaning set forth in the Preamble.

“Parent’s Accountants” has the meaning set forth in Section 2.7.

“Parent Charter Documents” has the meaning set forth in Section 5.9.

“Parent Common Stock” means the Common Stock, $.0001 par value per share, of Parent.

“Parent Financial Statements” has the meaning set forth in Section 5.11(a).

“PBGC” has the meaning set forth in Section 3.25.

“Permits” has the meaning set forth in Section 3.20.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, the Company or an agency or instrumentality thereof.

“Plan” has the meaning set forth in Section 3.25.

“Proceeding” has the meaning set forth in Section 3.27(b).

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Rebate Obligations” has the meaning set forth in Section 3.29(c).

“Reg D” has the meaning set forth in Section 4.5(a).

“Registrable Securities” has the meaning set forth in Section 8.5.

“Restriction Period” has the meaning set forth in Section 7.2(a).

“Restrictive Covenants” has the meaning set forth in Section 7.4.

“SA Offices” means those offices and facilities of the Company included within the term “Offices” as defined in Section 3.1, that are located, or will be located in San Antonio, Texas and are leased by the Company or the Subsidiaries from Green Wing Management, Ltd.

“SEC” means the Securities and Exchange Commission.

“September Balance Sheet” has the meaning set forth in Section 3.10(a).

“Standard Stock Consideration” has the meaning set forth in Section 2.6(a)(i).

“StarCo” has the meaning set forth in Section 9.2(j).

“StarCo Termination Agreement” means the agreement to be negotiated and entered into immediately prior to the Effective Time by the Company and StarCo terminating StarCo’s relationship with the Company in a form to be agreed upon by the Company and Blair prior to Closing. Pursuant to the StarCo Termination Agreement, (i) the Company will agree to pay the account payable balance owed StarCo on the Closing Date (in an amount no greater than $2 million), (ii) for claims alleged against the Surviving Corporation or StarCo arising from bonded contracts where the contract has been paid in full as of the Closing Date (“Completed Contracts”), the Company will agree to defend all of such claims, pay any proven claims, and perform any required work to satisfy any proven claims, (iii) the Surviving Corporation will have the right of reimbursement for all costs and damages incurred in settling, resolving, or paying any claims that exceed $250,000 per incident from StarCo and its Affiliates, (iv) StarCo will agree to remain in existence until the end of the contractual warranty period for any Completed Contract, (v) for any claim against the Surviving Corporation or StarCo on any contract of the Company that has not been paid in full as of the Closing Date (“Contracts in Progress”), the Surviving Corporation will agree to be wholly responsible for the defense, resolution and payment of such claims, and agree to indemnify and defend StarCo from such claims, (vi) the Company will agree to indemnify Sam Youngblood and Don Carr from their personal guarantees (and those of their spouses) of any bonding obligation on any Contract in Progress, and (vii) the Parent and Acquisition Corp. will agree to provide their own line of bonding capacity for the Surviving Corporation after the Closing Date, without the guarantees of Sam Youngblood or Don Carr.

“Software” has the meaning set forth in Section 3.16(b).

“Stock Consideration” has the meaning set forth in Section 2.6(a).

“Stockholder’s Securities” means, with respect to a stockholder of the Company, the Company Common Stock and/or the Company Preferred Stock owned by any such stockholder of the Company, including those set forth on Schedule I hereto.

“Subsidiary” or “Subsidiaries” means one of the Company’s subsidiaries or all of the Company’s subsidiaries, as applicable.

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Tangible Assets” means all tangible personal property and interests therein, including inventory, machinery, computers and accessories, furniture, office equipment, communications equipment, vehicles, and other tangible property (collectively, the “Tangible Assets”).

“Tax” has the meaning set forth in Section 3.27(c).

“Tax Liability” has the meaning set forth in Section 3.27(b).

“Tax Return” has the meaning set forth in Section 3.27(c).

“Third Party Accountant” has the meaning set forth in Section 2.7(b).

“Third Party Claim” has the meaning set forth in Section 11.5(a).

“UCC” shall mean the Uniform Commercial Code of the State of Texas, or any corresponding or succeeding provisions of Laws of the State of Texas, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

“Website(s)” shall mean all of the internet domain names for the Company set forth on Schedule 3.16(a).

“Youngblood Note” means the promissory note owed by the Company and payable to Sam Youngblood, dated November 1, 2005, in the original principal amount of $65,922.00.

ARTICLE II
PURCHASE AND SALE
2.1.  The Merger.

(a) At the Effective Time, (i) the separate existence of Acquisition Corp.
will cease and Acquisition Corp. will be merged with and into the Company (Acquisition Corp. and the Company are sometimes referred to herein as the “Constituent Corporations”; with respect to periods after the Effective Time, the Company is sometimes referred to herein as the “Surviving Corporation”); (ii) the Certificate of Incorporation of Acquisition Corp. in

effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; and (iii) the By-laws of Acquisition Corp. as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

(b) At and after the Effective Time, title to all property owned by each of the Constituent Corporations shall vest in the Surviving Corporation without reversion or impairment, and the Surviving Corporation shall automatically assume all of the liabilities of each Constituent Corporation.

(c) Immediately after the Effective Time, Parent shall elect no more than five persons to the Board of Directors of the Surviving Corporation (which persons will constitute the entire Board of Directors of the Surviving Corporation). Neither Parent nor the Surviving Corporation is under any obligation to maintain any person in any such position, except that Sam Youngblood and Don Carr shall be elected to the Board of Directors of the Surviving Corporation.

(d) Immediately after the Effective Time, Parent shall cause the Board of Directors of the Surviving Corporation to name the following persons as officers of the Surviving Corporation in the positions indicated, provided however, neither Parent nor the Surviving Corporation is under any obligation to maintain any person in any such position, except as may be required in the Employment Agreements of Sam Youngblood and Don Carr.

(i)	Sam Youngblood - Chief Executive Officer and Secretary

(ii)	Don Carr - President

(iii)	such other persons as the Board of Directors of the Surviving Corporation shall designate.

2.2.  (This section intentionally left blank)

2.3.  Certificate of Merger. As soon as practicable following fulfillment or waiver of the conditions specified in Article IX hereof, and provided that this Agreement has not been terminated and abandoned pursuant to Article XIII hereof, the Company and Acquisition Corp. will cause the Certificate of Merger (the “Certificate of Merger”) to be executed and filed with the Delaware Secretary of State as provided in the Delaware General Corporation Law.

2.4. Effective Time of the Merger. The Merger shall become effective at 11:59 p.m. on the day of the filing of the Certificate of Merger with the Delaware Secretary of State or at such other date or time thereafter as the parties may agree. The date and time of such effectiveness is herein sometimes referred to as the “Effective Time”.

2.5. Effect on Capital Stock; Exchange Procedures.

(a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Company Securities or the holders of capital stock of Acquisition Corp.:

(i) Each issued share of the Company Common Stock and Company Preferred Stock outstanding prior to the Effective Time shall be converted into the right to receive a portion of the Merger Consideration as defined in Section 2.6. The Company Warrant shall be converted into the right to receive a portion of the Merger Consideration as defined in Section 2.6. All of the Company Securities outstanding prior to the Effective Time shall be cancelled, and each holder of a certificate or agreement representing any of the Company Securities shall thereafter cease to have any rights with respect to the Company Securities except the right to receive the Merger Consideration pursuant to the terms hereof. Any shares of the Company Securities held as treasury shares by the Company shall be canceled and not be converted into the right to receive any consideration.

(ii) Each issued and outstanding share of the capital stock of Acquisition Corp. shall automatically, and without any action on the part of the holder thereof, become a share of Company Common Stock.

(b) As soon as practicable after the Effective Time, each holder of Company Securities prior to the Effective Time will surrender the certificates or agreements representing the Company Securities to the Parent. Upon the surrender of all the Company Securities owned by a stockholder or the holder of the Company Warrant of the Company, such Person shall promptly receive from Parent the portion of the Merger Consideration which such Person is entitled to receive pursuant to Sections 2.6.

(c) If the Merger Consideration (or any portion thereof) to be paid to any stockholder of the Company or the holder of the Company Warrant is to be delivered to any person other than the person in whose name the Company Securities are registered, it shall be a condition to such exchange that the Company Securities so surrendered shall be properly endorsed or otherwise in proper form for transfer and the person requesting such exchange shall (i) establish to the satisfaction of the Parent the propriety of such transfer and (ii) (x) pay any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Company Securities surrendered, or (y) establish to the satisfaction of the Parent that such tax has been paid or is not applicable.

(d) If any certificate representing Company Securities outstanding prior to the Effective Time has been lost, stolen or destroyed, Parent shall issue the applicable Merger Consideration deliverable in respect thereof upon (i) the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and (ii) if required by the Parent, the posting by such person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such certificate.

(e) From and after the Effective Time, no transfer of any securities of Acquisition Corp. outstanding prior to the Effective Time shall be made on the stock transfer books of Acquisition Corp.

2.6. Merger Consideration. The aggregate consideration that the Company’s stockholders and the holder of the Company Warrant will be entitled to receive by virtue of the Merger shall be the sum of the cash and Parent Common Stock set forth below (as applicable, the “Merger Consideration”).

(a) If, at the time of the Closing, (i) the 2/28 Backlog is less than $80,000,000, or (ii) the 2/28 Backlog is greater than $80,000,000 but the Adjusted EBITDA of the Company is less than $4,500,000, then, subject to the right of the Parent to terminate the Merger Agreement pursuant to Article 13, the Merger Consideration shall consist of:

(i) $16,300,000 in cash (the “Standard Cash Consideration”); and

(ii) 1,180,000 shares of Parent Common Stock (the “Stock Consideration”).

(b) If at the time of the Closing the Adjusted EBITDA of the Company is $4,500,000 or greater, and the amount of the 2/28 Backlog is $80,000,000 or greater, then the Merger Consideration shall consist of:

(i)	$18,200,000 in cash (the “Enhanced Cash Consideration”); and

(ii)	the Stock Consideration

(c) The terms Standard Cash Consideration and Enhanced Cash Consideration are collectively referred to herein as “Cash Consideration”.

2.7. Procedure to Establish Adjusted EBITDA.

(a) By February 15, 2007, the Company will provide the Parent with the 2006 Financial Statements and a calculation (with reasonably sufficient detail to allow the Parent to analyze the calculation) of the Company’s Adjusted EBITDA for the calendar year ended December 31, 2006.

(b) If Parent seeks to propose any change or modification in the Company’s calculation of Adjusted EBITDA and/or the 2006 Financial Statements, Parent must do so in a writing delivered to Company, setting forth in reasonable detail (i) the changes or modifications proposed, (ii) the rationale and evidence justifying the proposed change or modifications, and (iii) if applicable, the provisions of U.S. GAAP (not SEC. GAAP) that clearly and specifically require the proposed change or modifications, within 10 days of receiving such calculation of Adjusted EBITDA and the 2006 Financial Statements. If Company, within 10 days of receiving the proposed changes or modifications of Parent, does not notify Parent in writing that Company has agreed to the changes or modifications in the Company’s calculation of Adjusted EBITDA and/or the 2006 Financial Statements proposed by Parent, then, if within 10 days thereafter, the independent accountants regularly employed by the Parent (the “Parent’s Accountants”) and the independent accountants for the Company (the “Company’s Accountants”) are unable to agree upon the Adjusted EBITDA calculations or the 2006 Financial Statements, the Parent’s Accountants and the Company’s Accountants shall provide their calculations of Adjusted EBITDA and the 2006 Financial Statements to a third-party independent accountant (the “Third Party Accountant”) familiar with businesses similar to the Business and mutually agreed upon by the Parent’s Accountants and the Company’s Accountants, who shall make a determination as to the Company’s Adjusted EBITDA as of the Closing Date. If the Parent’s Accountants and the Company’s Accountants cannot agree upon the Third Party Accountant, then the Third Party Accountant will be Pricewaterhouse Coopers.

(c) The calculation of Adjusted EBITDA as of the Closing Date submitted to Parent by Company, shall be deemed to be irrevocably incontestable and binding upon Parent and Acquisition Corp. unless, as to the issues raised by Parent and submitted for resolution, the Third Party Accountant shall, prior to determination of any other substantive issue, make a finding that, based on standards generally acceptable in the accounting industry, there was no reasonable basis pursuant to U.S. GAAP (not S.E.C. GAAP) for the calculation of Adjusted EBITDA or the 2006 Financial Statements by Company’s Accountant. If the Third Party Accountant does not make such a finding as required herein, the fees of the Third Party Accountant shall be the sole responsibility of Parent. If the Third Party Accountant makes such a finding, the expenses for the Third Party Accountant shall be paid for by the party whose calculation of Adjusted EBITDA was most different from the calculation of such Third Party Accountant, as determined by such Third Party Accountant as reasonable.

2.8. Procedure to Establish 2/28 Backlog

(a) By March 21, 2007, the Company will provide the Parent with a calculation of the Company’s 2/28 Backlog. If Parent seeks to propose any change or modification in the Company’s calculation of 2/28 Backlog, Parent must do so in a writing delivered to Company, setting forth in reasonable detail (i) the changes or modifications proposed, and (ii) the rationale and evidence justifying the Parent’s assertion that the Company’s calculation of 2/28 Backlog does not comply with the Company’s past practices. If Company, within 10 days of receiving the proposed changes or modifications of Parent, does not notify Parent in writing that Company has agreed to the changes or modifications in the Company’s calculation of 2/28 Backlog, the Parent and the Company shall negotiate in good faith the amount of the 2/28 Backlog.

2.9. Payment of the Merger Consideration.

(a) If at the time of the Closing, (i) the 2/28 Backlog is less than $80,000,000, or (ii) the 2/28 Backlog is greater than $80,000,000 but the Adjusted EBITDA of the Company is less than $4,500,000, then, subject to the right of the Parent to terminate the Merger Agreement pursuant to Article 13, the Merger Consideration shall be payable by Acquisition Corp. and Parent as follows, in the following priorities:

(i) First, Blair, as the holder of all of the Company Preferred Stock, will be entitled to receive a portion of the Cash Consideration in an aggregate amount equal to $10,000,000.00.

(ii) Second, but only if the Youngblood Note and the Carr Note are still outstanding as of the Closing Date, the holders of the Youngblood Note and the Carr Note, constituting long term debt of the Company, will be paid in full their respective principal balances due, in an aggregate amount equal to $98,391.00.

(iii) Third, the holders of Company Common Stock will be entitled to receive (i) $5,307,189 (or $5,405,580 if the Youngblood Note and the Carr Note are not still outstanding as of immediately prior to the Closing Date), to be distributed according to Schedule 2.9 attached hereto and (ii) 739,712 shares of Parent Common Stock , to be distributed according to Schedule 2.9 attached hereto.

(iv) Fourth, the holder of the Company Warrant will be entitled to receive (i) 440,288 shares of Parent Common Stock and (ii) $894,420

(b) If at the time of the Closing the Adjusted EBITDA of the Company is $4,500,000.00 or greater, and the amount of the 2/28 Backlog is $80,000,000.00 or more, then the Enhanced Cash Consideration shall be distributed as follows, in the following priorities:

(i) First, Blair, as the holder of all of the Company Preferred Stock, will be entitled to receive a portion of the Cash Consideration in an aggregate amount equal to $10,000,000.

(ii) Second, but only if the Youngblood Note and the Carr Note are still outstanding as of the Closing Date, the holders of the Youngblood Note and the Carr Note, constituting long term debt of the Company, will be paid in full their respective principal balances due, in an aggregate amount equal to $98,391.00.

(iii) Third, the holders of Company Common Stock will be entitled to receive (i) $6,655,529 (or $6,753,920 if the Youngblood Note and the Carr Note are not still outstanding as of immediately prior to the Closing Date), to be distributed according to Schedule 2.9 attached hereto and (ii) 739,712 shares of Parent Common Stock , to be distributed according to Schedule 2.9 attached hereto.

(iv) Fourth, the holder of the Company Warrant will be entitled to receive (i) 440,288 shares of Parent Common Stock and (ii) $1,446,080.

2.10. Closing. Subject to the satisfaction or waiver of the conditions set forth in Article IX, the closing (the “Closing”) of the Merger hereunder shall take place at the offices of Hughes & Luce LLP in Austin, Texas, or at such other date, time or place as Parent,

Acquisition Corp. and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”). In addition to those obligations set forth in Article IX, at the Closing:

(a) Parent shall deliver the Merger Consideration in accordance with Section 2.6; and

(b) Each of the stockholders of the Company and the holder of the Company Warrant will deliver to Parent certificates representing the stockholder’s Company Securities or the Company Warrant, as applicable, duly endorsed, together with any other documents that are necessary to transfer to Parent good title to all of the Company Securities, free and clear of any and all Liens.

2.11. No Further Transfers; Lost, Stolen or Destroyed Certificates. The Merger Consideration paid pursuant to the Merger upon the surrender for exchange of shares of Company Securities in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Securities, and upon and after the Effective Time, no transfer of the shares of Company Securities outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

2.12. Effect of the Merger; Parent Name Change. Upon and after the Effective Time: (a) the shares of the Company shall be converted as provided in this Agreement; (b) the former holders of such shares will be entitled only to the rights provided in this Agreement, the Additional Agreements and to the rights provided under Delaware General Corporation Law; and (c) the Merger shall otherwise have the effect provided under the applicable laws of the state of Delaware. Subsequent to the Effective Time, the Parent shall change its name from “Argyle Security Acquisition Corp.” to “Argyle Security, Inc.”, or such other name as is legally available.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Acquisition Corp. that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule attached hereto (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall qualify the corresponding paragraph in this Article III; provided, however, that any item disclosed under any paragraph of the Company Disclosure Schedule shall be deemed to be disclosed with respect to every other applicable paragraph if the disclosure in respect to such paragraph of the Company Disclosure Schedule is sufficient to reasonably inform the reader of the Company Disclosure

Schedule of the information required to be disclosed in respect of other paragraphs of the Company Disclosure Schedule. Any reference in this Article III to an agreement being “enforceable” shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. The Company Disclosure Schedule refers to sources of data, documentation and information that are too voluminous to attach to this Agreement, and all such data, documentation and information so referenced are irrevocably deemed to be incorporated by reference herein for all purposes as if set forth verbatim herein.

3.1. Corporate Existence and Power. The Company (and not its Subsidiaries) is a corporation duly formed, validly existing and in good standing under and by virtue of the Laws of the State of Delaware. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, except where failure would not have a Material Adverse Effect. Each Subsidiary is duly formed, validly existing and in good standing under and by virtue of the laws of the State of its organization. Each such Subsidiary has all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, except where failure would not have a Material Adverse Effect. Schedule 3.1(a) sets forth each jurisdiction where the Company and each of its Subsidiaries is qualified to do business as a foreign corporation. The only offices, warehouses or business locations of the Company and each Subsidiary are listed on Schedule 3.1(b) (the “Offices”) Neither the Company nor any Subsidiary has taken any action, adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its respective assets, reorganization, recapitalization, dissolution or liquidation, except as explicitly set forth in this Agreement.

3.2. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and each of the other Additional Agreements to which the Company is named as a party and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which the Company is named as a party will constitute, a valid and legally binding agreement of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

 3.3. Charter Documents; Legality. The Company has previously delivered to Parent true and complete copies of its Certificate of Incorporation and By-Laws, minute books and stock books (the “Charter Documents”), as in effect or constituted on the date hereof. The execution, delivery, and performance by the Company of this Agreement and any Additional Agreement to which the Company is to be a party has not violated and will not violate, and the consummation by the Company of the transactions contemplated hereby or thereby will not violate, any of the Charter Documents or any law.

3.4. Subsidiaries. Schedule 3.4 sets forth each of the Company’s Subsidiaries. The Company has previously delivered to Parent true and complete copies of the Charter Documents for each Subsidiary, as in effect or constituted on the date hereof. The Company is not a party to any agreement relating to the formation of any joint venture, association or other Person.

3.5. Capitalization and Ownership. Schedule 3.5 sets forth, with respect to the Company and each Subsidiary, (i) such company’s authorized capital, (ii) the number of such company’s securities that are outstanding, (iii) each stockholder owning such company’s securities and the number of shares of such securities owned by such security holder and (iv) each security convertible into or exercisable or exchangeable for such company’s securities, the number and type of securities such security is convertible into, the exercise or conversion price of such security and the holder of such security. Except as set forth on Schedule 3.5, no Person other than the stockholders or the Company owns any securities of the Company or the Subsidiaries. Except as set forth on Schedule 3.5, there is no Contract that requires or under any circumstance would require the Company or any Subsidiary to issue, or grant any right to acquire, any securities of the Company or any Subsidiary, or any security or instrument exercisable or exchangeable for or convertible into, the capital stock or membership interest of the Company or any Subsidiary or to merge, consolidate, dissolve, liquidate, restructure or recapitalize the Company or any Subsidiary. The Company Securities and the securities of each Subsidiary (i) have been duly authorized and validly issued and are fully paid and nonassessable, and the shares of Company Preferred Stock issued to Blair in exchange for $10,000,000 of the Note will, upon such exchange, be validly issued, fully paid and nonassessable, and (ii) were issued in compliance with all applicable federal and state securities laws.

3.6. Affiliates. Other than the stockholders listed on Schedule 3.5, the Company is not controlled by any Person and the Company is not in control of any other Person other than the Subsidiaries. Schedule 3.6 lists each Contract, arrangement, or understanding to which the Company, on the one hand, and any of its stockholders or any Affiliate of any of its stockholders, on the other hand, are parties. Except as disclosed in Schedule 3.6, none of the Company’s stockholders or any Affiliate of any of the Company’s stockholders (i) own, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property rights) that the Company or any Subsidiary uses or the use of which is necessary for the conduct of the Business, or (ii) have engaged in any transaction with the Company or any Subsidiary.

3.7. Assumed Names. Schedule 3.7 is a complete and correct list of all assumed or “doing business as” names currently or formerly used by the Company or any Subsidiary, including names on any Websites, except for immaterial names no longer used. Neither the Company nor any Subsidiary has used any name other than the names listed on Schedule 3.7 to conduct its business, except for immaterial names no longer used. The Company and each Subsidiary have filed appropriate “doing business as” certificates in all applicable jurisdictions. Except as indicated on Schedule 3.7, all Websites are in good working order.

3.8. Governmental Authorization. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority.

3.9. Consents. The Contracts listed on Schedule 3.9 are the only material agreements, commitments, arrangements, contracts or other instruments binding upon the Company, any Subsidiary or any of their respective properties requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery or performance of this Agreement or any of the Additional Agreements to which the Company is named as a party or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

3.10. Financial Statements.

(a) Attached hereto as Schedule 3.10(a) are audited consolidated balance sheets of the Company as of December 31, 2004 and December 31, 2005, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the three-year period ended December 31, 2005, and an unaudited balance sheet of the Company as of September 30, 2006 and the related statements of operations, stockholders’ deficit and cash flows for the period ending September 30, 2006 (collectively, the “Financial Statements”). The balance sheet contained in the Financial Statements as of December 31, 2005 is referred to herein as the “December Balance Sheet”. The balance sheet contained in the Financial Statements as of September 30, 2006 is referred to herein as the “September Balance Sheet”. The Financial Statements (i) were prepared from the Books and Records; (ii) except a lack of footnotes with regard to September 30, 2006 financials and except as set forth on Schedule 3.10(a), were prepared in accordance with GAAP; (iii) fairly and accurately present the Company’s financial condition and the results of its operations as of their respective dates and for the periods then ended; (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates; and (v) contain and reflect adequate provisions for all reasonably anticipated liabilities for all material income, property, sales, payroll or other Taxes applicable to the Company with respect to the periods then ended. The Company has heretofore delivered to Parent complete and accurate copies of all “management letters” received by it from the Company’s accountants and all responses during the last three years by lawyers engaged by the Company to inquiries from the Company’s accountant or any predecessor accountants.

(b) Except as specifically disclosed, reflected or fully reserved against on the September Balance Sheet and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the September Balance Sheet and except as set forth on Schedule 3.10(b), there are no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) relating to the Company. All debts and liabilities, fixed or contingent, which should be included under GAAP on an accrual basis on the September Balance Sheets are included therein.

(c) The December Balance Sheet and September Balance Sheet accurately reflect the outstanding Indebtedness of the Company as of the dates thereof. Except for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the September Balance Sheet as set forth on the September Balance Sheet and Schedule 3.10(b), the Company does not have any Indebtedness.

(d) All forecasts, presentations or projections relating to the future results of operations of the Company were based upon reasonable assumptions and were prepared in good faith by the Company.

(e) (This Section intentionally left blank)

(f) All Books and Records of the Company have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Company has none of its records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) is not under the exclusive ownership (excluding licensed software programs) and direct control of the Company and which is not located at the Offices or at locations set forth on Schedule 3.10(f).

3.11. Accounts Receivable. Schedule 3.11(a) sets forth as of a date within three days of the date hereof all accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Company, in accordance with GAAP (“Accounts Receivable”). Except as set forth in Schedule 3.11(b), all Accounts Receivable represent bona fide revenues of the Company pursuant to the Business and are fully collectible, net of any reserves shown on the September Balance Sheet. Except as set forth on Schedule 3.11(b), all accounts and notes receivable reflected on the December Balance Sheet, or arising since December 31, 2005, have been collected, or are and to the knowledge of the Company will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor.

3.12. Books and Records.

(a) The Books and Records accurately and fairly, in reasonable detail, reflect the Company’s transactions and dispositions of assets. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i) transactions are executed in accordance with management’s authorization;

(ii) access to assets is permitted only in accordance with management’s authorization; and

(iii) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(b) The Company has heretofore made all of its Books and Records available to Parent for its inspection and has heretofore delivered to Parent complete and accurate copies of documents referred to in the Schedules as Parent has requested. All Contracts, documents, and other papers or copies thereof delivered to Parent by or on behalf of the Company in connection with this Agreement and the transactions contemplated herein are accurate, complete, and authentic.

(c) Schedule 3.12(c) is a complete and correct list of all savings, checking, brokerage or other accounts pursuant to which the Company has cash or securities on deposit and such list indicates the signatories on each account.

3.13. Absence of Certain Changes.

(a) Except as set forth in Schedule 3.13(a), since December 31, 2005, the Company and each Subsidiary has conducted its respective business in the ordinary course of business consistent with past practices, and with respect to the conduct of business by Company and each Subsidiary outside the ordinary course of business, there has not been:

(i) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result individually or in the aggregate in a Material Adverse Effect on the Company’s ability to consummate the transactions contemplated herein or upon the value to Parent or Acquisition Corp. of the transactions contemplated hereby;

(ii) any transaction, contract, agreement or other instrument entered into, or commitment made, by the Company or any Subsidiary relating to the Business or any relinquishment by the Company or any Subsidiary of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

(iii) any increase of bonus, salary or other compensation paid of more than 20% for any employee making an annual salary of greater than $80,000 or in excess of $16,000 in the aggregate on an annual basis for any single employee, or change in the bonus or profit sharing policies of the Company;

(iv) any capital expenditure except in the ordinary course of business consistent with past practice;

(v) any sale, lease, license or other disposition of any of its assets except (a) pursuant to existing Contracts or commitments disclosed herein and (b) sales of products or inventory in the ordinary course of business consistent with past practice;

(vi) acceptance of any returns except in the ordinary course of business, consistent with past practice;

(vii) any material default under any term or provision of any Contract;

(viii) a material increase in the amount of Indebtedness;

(ix)  the incurrence of Liens on any of its assets, other than in the ordinary course of business, consistent with past practice;

(x) any material damage, destruction or loss of property related to any of its assets not covered by insurance;

(xi) any delay, acceleration or cancellation of any receivables or indebtedness owed to it or write-off or additional reserves made with respect to the same, other than in the ordinary course of business, consistent with past practice;

(xii) any merger or consolidation with or acquisition of any other Person;

(xiii)  the lapse of any insurance policy protecting its assets;

(xiv)  any change in its accounting principles or methods or write down of the value of any inventory or assets;

(xv)  any change in location where it conducts business;

(xvi)  any extension of any loans other than travel or other expense advances to employees in the ordinary course of business consistent with past practice exceeding $5,000 individually or $50,000 in the aggregate;

(xvii) any increase or reduction in the prices of products sold except in the ordinary course of business consistent with past practice;

(xviii) any agreement to change any practices or terms, including payment terms, with respect to customers or suppliers;

(xix) any change in hiring practices for employees, consultants or advisors;

(xx)  any dividend or distribution to the Company’s stockholders; or

(xxi)  any agreement to do any of the foregoing.

(b) Except as set forth on Schedule 3.13(a) and actions taken in good faith to invest in the Company’s business, since December 31, 2005, through and including the Closing Date, neither the Company nor any Subsidiary has taken any action nor has any of them had any event occur which would have violated any covenants of the Company set forth in Article VI hereof.

3.14. Real Property.

(a) Neither the Company nor any Subsidiary owns any Real Property. The Company has delivered to Parent true, correct, and complete copies of the leases and all amendments thereto for the properties listed on Schedule 3.14(a) (the “Leases”). The Leases, together with all amendments, are listed in Schedule 3.14(a) and are valid and enforceable by the Company or the Subsidiary which is a party to such lease against the other parties thereto. Neither the Company nor any Subsidiary has breached or violated and is not in default under any of the Leases or any local zoning ordinance, the breach or violation of which could individually or in the aggregate have a Material Adverse Effect, and no notice from any Person has been received by the Company or any Subsidiary or served upon the Company, any Subsidiary claiming any violation of any Lease or any local zoning ordinance. Neither the Company nor any Subsidiary has other leases for Real Property except as set forth on Schedule 3.14(a).

(b) Neither the Company nor any Subsidiary has experienced any material interruption in the delivery of adequate quantities of any utilities (including electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including sanitary and industrial sewer service) required by the Company or any Subsidiary in the operation of the Business.

3.15. Tangible Personal Property.

(a) Each piece of Tangible Assets is in operating condition and repair and functions in accordance with its intended use (ordinary wear and tear excepted), has been properly maintained, and is suitable for its present uses. Schedule 3.15(a) sets forth a complete and correct list of the Tangible Assets owned by the Company or any Subsidiary, setting forth a description of such property and its location, as of a date within three days of the Closing Date.

(b) The Company or one of the Subsidiaries has, and upon consummation of the transactions contemplated hereby will continue to have, good, valid and marketable title in and to each piece of Tangible Assets listed on Schedule 3.15(a) hereto, free and clear of all Liens, except as set forth on Schedule 3.15(b).

(c) The Company or one of the Subsidiaries has good title to, or a valid leasehold or license interest in, all its respective properties and assets (whether tangible or intangible), free and clear of all Liens. The personal and other properties and assets owned by the Company or any Subsidiary or leased or licensed by the Company or any Subsidiary from a third party constitute all such properties and assets which are necessary to the Business as presently conducted and as presently proposed to be conducted.

(d) The materials and supplies included in the inventory of the Company or any Subsidiary as of the Closing Date will be (i) substantially equivalent in quality and quantity, subject to seasonality, to the materials and supplies, and additions thereto, generally included in such inventory in the past; and (ii) valued in accordance with GAAP and applied on a basis consistent with that used in the Financial Statements.

(e) Except as indicated on Schedule 3.15(a), all Tangible Assets except for vehicles that are being used in the Business are located at the Offices.

3.16. Intellectual Property.

(a) Schedule 3.16(a) sets forth a true and complete list of all Intellectual Property owned by the Company or any Subsidiary and used or held for use by or otherwise material to the Business (the “Owned Intellectual Property”).

(b) Schedule 3.16(b) sets forth a true and complete list of all material computer software developed in whole or in part by or on behalf of the Company or any Subsidiary, including such developed computer software and databases that are operated or used by the Company or any Subsidiary on its Websites and used or held for use by or otherwise material to the business (collectively, “Software”). Except for the software (including prepackaged third party software) listed on Schedule 3.16(c), the Software is the only computer software that is used or held for use by or otherwise material to the Business.

(c) Schedule 3.16(c) sets forth a true and complete list of all licenses, sublicenses and other agreements pertaining to Intellectual Property or Software to which the Company is a party in each case which are valid and used or held for use by or otherwise material to the Business (collectively, “Licensed Intellectual Property”).

(d) Neither the Company’s nor any Subsidiary’s ownership and use in the ordinary course of the Owned Intellectual Property and the use of the Software and Licensed Intellectual Property does not infringe upon or misappropriate the valid Intellectual Property rights, privacy rights or other right of any third party.

(e) Except as set forth in Schedule 3.16(f), the Company or a Subsidiary is the owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property, and the Company or a Subsidiary is entitled to use, and is using in the Business, the Owned Intellectual Property, Software and Licensed Intellectual Property in the ordinary course.

(f) Except for the Intellectual Property listed on Schedule 3.16(f) the Owned Intellectual Property, Software and the Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of the Business, and there are no other items of Intellectual Property, Software or Licensed Intellectual Property that are material to such ordinary day-to-day conduct of the Business. The Company’s rights in the Owned Intellectual Property and, to the knowledge of the Company or any Subsidiary, the Company’s rights in the Licensed Intellectual Property, are subsisting, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or part.

(g) To the knowledge of the Company, no Person is engaged in any activity that infringes upon the Owned Intellectual Property, the Licensed Intellectual Property or the Software. Neither the Company nor any Subsidiary has granted any license or other right currently outstanding to any third party with respect to the Owned Intellectual Property, Licensed Intellectual Property or Software, except for (i) licenses issued in the ordinary course, and (ii) those licenses set forth in Schedule 3.16(g).  The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property, Licensed Intellectual Property or Software.

(h) Neither the Company nor or any Subsidiary has exported the Software outside the U.S. or Canada. No rights in the Software have been transferred by the Company to any third party except to the customers of the Company to whom the Company has licensed such Software in the ordinary course.

(i) The Company or a Subsidiary has the right to use all software development tools, library functions, compilers and other third party software that is material to the Business or that is required to operate or, where modification is essential to the use of the Software, to modify the Software.

(j) The Company and each Subsidiary has taken reasonable steps to maintain the confidentiality of its trade secrets and other confidential Intellectual Property and to the Company’s knowledge, (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or any Subsidiary by any Person; (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets of any other Person in the course of his performance as an employee, independent contractor or agent; and (iii) no employee, independent contractor or agent of the Company or any Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, non-compete obligation, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property, other than those which individually or in the aggregate would not have a Material Adverse Effect.

3.17.  Relationships With Customers, Suppliers, Etc..

(a) Schedule 3.17(a) identifies during the nine months ended September 30, 2006 and the fiscal year ended December 31, 2005, respectively (i) the 10 largest customers of the Company and each Subsidiary in the aggregate and the amount of revenues accounted for by such customer during each such period and (ii) the 5 largest suppliers (other than attorneys, accountants and office leases) of the Company and each Subsidiary in the aggregate and the amount of expense accounted for by such supplier during each such period.

(b) Schedule 3.17(b) sets forth (i) all prepayments, pre-billed invoices and deposits that have been received by the Company or any Subsidiary as of the date hereof from customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, pre-billed invoice or deposit, (A) the party and contract credited, (B) the date received or invoiced, (C) the products and/or services to be delivered, and (D) the conditions for the return of such prepayment, pre-billed invoice or deposit. All such prepayments, pre-billed invoices and deposits are properly accrued for on the Financial Statements, in accordance with GAAP applied on a consistent basis with the past practice of the Company.

(c) Schedule 3.17(c) sets forth all purchases (other than attorneys, accountants and office leases) since December 31, 2005, with a cost of in excess of $50,000 for any single item or series of related items.

(d) Except as set forth on Schedule 3.17(d), since December 31, 2005: (i) there has not been any termination of the business relationship of the Company or any Subsidiary with any material licensee, customer or supplier, other than in the ordinary course of business where a contract has been concluded with a customer with no subsequent follow-on business or with a supplier due to the supplier’s products being either (A) no longer available or (B) no longer applicable to the Company’s ongoing business; (ii) to the knowledge of the Company, there has not been any threatened termination or withholding of payments by, or any material dispute with, any material licensee, customer or supplier; and (iii) neither the Company nor any Subsidiary has received any notice or been informed that any such event described in (a) or (b) above will occur in the future, either as a result of the consummation of the transactions contemplated by this Agreement or otherwise. Except as set forth on Schedule 3.17(d), neither the Company nor any Subsidiary is currently in any dispute over any terms of any contract or agreement to which the Company or any Subsidiary and any material licensee, customer or supplier is a party.

3.18. Litigation. Except as set forth in Schedule 3.18, there is no Action pending against, or to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary, any of their respective officers or directors, any stockholder of the Company, where such Action relates directly or indirectly to the business of the Company or such stockholder’s ownership interest in the Company, the business of the Company or any Subsidiary, or any Contract before any court or arbitrator or any governmental body, agency or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against the Company or any Subsidiary. Neither the Company nor any Subsidiary is now, nor have they been in the past five years, subject to any proceeding with the Federal Trade Commission or the Equal Employment Opportunity Commission or any comparable body of any state or political subdivision.

3.19.  Contracts.

(a) Except as disclosed on Schedule 3.19(a), each contract to which the Company or any Subsidiary is a party (“Contract”) is a valid and binding agreement, and is in full force and effect, except where a failure would not have a Material Adverse Effect and neither the Company nor any Subsidiary, as applicable, nor, to the knowledge of the Company, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under any material terms of any such Contract. Except as disclosed on Schedule 3.19(a), neither the Company nor any Subsidiary has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any material Contracts, or granted any power of attorney with respect thereto. The Company and each Subsidiary has made available to Parent an original or a true and correct fully executed copy of each material Contract.

(b) Schedule 3.19(b) lists each material Contract (other than the Charter Documents) of the Company and each Subsidiary, including:

(i) any Contract pursuant to which the Company or any Subsidiary is required to pay, has paid or is entitled to receive or has received an amount in excess of $100,000 during the current fiscal year or any one of the two preceding fiscal years (other than purchase orders for Inventory entered into in the ordinary course of business (excluding however any such purchase orders which are open for purchases in excess of $100,000. The Parties hereto have agreed that delivery of Company’s “Work in Process Report”, in the format previously disclosed to Parent shall constitute full compliance with this Section 3.19(b)(i).

(ii) all forms of standard employment contracts and sales representatives contracts, as well as any such contracts that deviate materially from the standard form, together with a list of employees and sales representatives that are parties to such contracts;

(iii) all material sales, agency, factoring, commission and distribution contracts;

(iv) all joint venture, strategic alliance, limited liability company and partnership agreements;

(v) all documents relating to any significant acquisitions or dispositions of assets (other than of dispositions of Inventory in the ordinary course of business);

(vi) all material licensing agreements, including agreements licensing Intellectual Property rights, other than “shrink wrap” licenses;

(vii) all material secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Company or any Subsidiary;

(viii) all material Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property rights;

(ix) all material guarantees, terms and conditions, privacy policies, indemnification arrangements and other hold harmless arrangements made or provided by the Company or any Subsidiary;

(x)  all material Website hosting contracts or agreements;

(xi)  all Contracts or agreements with or pertaining to the Company or ny Subsidiary to which any of its stockholders or any Affiliate of any of its stockholders is a party;

(xii) all agreements relating to real property, including any real property lease, sublease, or space sharing, license or occupancy agreement, whether the Company is granted or granting rights thereunder to occupy or use any premises;

(xiii)  all material agreements relating to Tangible Assets; and

(xiv)  all material agreements relating to outstanding Indebtedness.

(c) Except as disclosed on Schedule 3.19(c), the Company is in compliance with all material covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

3.20. Licenses and Permits. Schedule 3.20 is a complete and correct list of each material license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the government agency or entity issuing the same (the “Permits”). Such Permits are valid and in full force and effect and, assuming the related Company Consents, if any, have been obtained prior to the Closing Date, none of the Permits will, assuming the related Company Consents have been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company or any Subsidiary has all Permits necessary to operate the Business other than those Permits whose absence individually or in the aggregate would not cause a Material Adverse Effect.

3.21. Compliance with Laws. Neither the Company nor any Subsidiary, to their knowledge, is in violation of, has not violated, is not under investigation with respect to, nor have they been threatened to be charged with or given notice of, any violation or alleged violation of, any Law or Order, nor does the Company or any Subsidiary have knowledge of any reasonable basis for any such charge.

3.22. Pre-payments. Except as set forth on Schedule 3.22, Neither the Company nor any Subsidiary has received any material payments with respect to any services to be rendered or goods to be provided after the Closing.

3.23. Employees. Schedule 3.23 sets forth a true and complete list of the names, titles, annual salaries or wage rates and other compensation, vacation and fringe benefits, medical costs incurred on employee clams for the last twelve months that the Company has been made aware of, work permits, visas, and office location of all employees of the Company and each Subsidiary, indicating for which entity the employee is employed, part-time and full-time employment and all changes in salaries and wage rates per employee since January 1, 2006. Except as disclosed on Schedule 3.23, neither the Company nor any Subsidiary has promised any employee, consultant or agent of the Company that he or she will be employed by or receive any particular benefits from the Parent or Acquisition Corp. on or after the Closing. Schedule 3.23 sets forth a true and complete list of the names, addresses and titles of the directors and officers of the Company and each Subsidiary.

3.24. Compliance with Labor Laws and Agreements. To the best of its knowledge, the Company has substantially complied with all applicable Laws and Orders relating to employment or labor other than those Laws and Orders with which it could fail to comply, either individually or in the aggregate, without causing a Material Adverse Effect. Except as set forth on Schedule 3.24, no present or former employee, officer or director of the Company or any Subsidiary has, or will have at the Closing Date, any claim against the Surviving Corporation for any matter including for wages, salary, vacation, severance, or sick pay except for the same incurred in the ordinary course of business for the last payroll period prior to the Closing Date. Except as set forth on Schedule 3.24, to the knowledge of the Company, there is no:

(a) unfair labor practice complaint against the Company or any Subsidiary pending before the National Labor Relations Board or any state or local agency;

(b) pending labor strike or other material labor trouble affecting the Company or any Subsidiary;

(c) material labor grievance pending against the Company or any Subsidiary;

(d) pending representation question respecting the employees of the Company or any Subsidiary; or

(e) pending arbitration proceeding arising out of or under any collective bargaining agreement to which the Company or any Subsidiary is a party.

In addition, to the Company’s knowledge: (i) none of the matters specified in clauses (a) through (e) above is threatened against the Company or any subsidiary; (ii) no union organizing activities have taken place with respect to the Company or any Subsidiary; and (iii)

no basis exists for which a claim may be made under any collective bargaining agreement to which the Company or any Subsidiary is a party.

3.25. Pension and Benefit Plans. Except as set forth on Schedule 3.25, neither the Company nor any Subsidiary is individually or jointly and severally liable, and, to the knowledge of the Company, neither the Company’s nor Subsidiary’s officers and employees are liable for any liability arising under ERISA, the Code or any other law or regulation, relating to: (1) an employee benefit plan, within the meaning of Section 3(3) of ERISA (a “Plan”), covering or formerly covering any present or former employee of the Company or any Subsidiary (a “Company Plan”); (2) a Plan not described in clause (1) covering or formerly covering any present or former employee of a Person which, together with the Company or any Subsidiary, are treated as a single employer under Code Section 414 (such Person hereinafter being referred to as an “ERISA Affiliate” and such Plan hereinafter being referred to as an “ERISA Affiliate Plan”); or (3) an employee benefit plan or arrangement, other than an ERISA Plan, maintained by the Company or any Subsidiary providing benefits to some or all their employees or directors, including, but not limited to, stock option, stock appreciation, equity incentive and deferred compensation plans and arrangements (a “Benefits Arrangement”), which (in all cases) is not fully and accurately reflected in the Company’s most recent Financial Statements or on Schedule 3.25. No Company Plan or ERISA Affiliate Plan has incurred any “accumulated funding deficiency” as that term is defined in Section 412 of the Code (whether or not waived) and, with respect to each Company Plan and ERISA Affiliate Plan, the accumulated benefit obligation of the Plan does not exceed the fair market value of the assets of such Plan based upon actuarial assumptions which are reasonable in the aggregate. The Company Plans and Benefits Arrangements have been maintained and administered in all respects in compliance with all applicable laws, rules and regulations and the applicable plan documents except where any individual failure to comply would not have a Material Adverse Effect. The Company Plans which are intended to be qualified under Code Section 401(a) have received a determination, opinion, or notification letter from the IRS that the Plan satisfies the requirements of the Code, has not been amended since receiving such letter (other than by the adoption of amendments required by the IRS) and nothing has occurred with respect thereto which could reasonably be expected to result in the loss of such qualification. Except as set forth on Schedule 3.25 hereto, (i) neither the Company nor any Subsidiary has received written or oral notice of any Claims pending (other than routine benefit claims) or, to the knowledge of the Company, threatened, relating to the Company Plans or Benefits Arrangement; (ii) neither the Company nor any Subsidiary has received written or oral notice from any Governmental Entity, including the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation (“PBGC”), that such Governmental Entity has initiated an examination, audit or investigation of a Company Plan or Benefits Arrangement which has not been completed; (iii) neither the Company nor any Subsidiary has received written or oral notice of, no event has occurred and, to the Company’s knowledge, there does not now exist any condition or set of circumstances, that could subject the Company or any Subsidiary to any material liability arising under the Code, ERISA or any other applicable legal requirement or under any indemnity Agreement to which the Company or any Subsidiary is a party, excluding liability for routine benefit claims and funding obligations payable in the ordinary course; (iv) to the knowledge of the Company, the transactions contemplated by the Transaction Documents will not result in a reportable event, within the meaning of ERISA Section 4043, other than a reportable event with respect to which the ERISA Section 4043 reportable event notice requirement has been waived or the PBGC has announced that it will not apply a penalty for failure to satisfy the reportable event notice requirement; (v) the transactions contemplated by the Additional Agreements to which the Company is named as a party will not result in a liability for severance or termination pay or result in increased or accelerated employee benefits becoming payable to any of the employees of the Company or any Subsidiary pursuant to the terms of any Contract; (vi) all contributions to Company Plans and Benefit Arrangements (including both employee and employer contributions) which are required to have been made, whether by virtue of the terms of the particular plan or arrangement or by operation of law, have been made by the due date thereof (including all applicable extensions) and all contributions which are not yet due but which relate to periods which began prior to the date hereof have either been paid or have been reflected by the Company as an accrued liability on the Books and Records or are set forth on Schedule 3.25 hereto; (vii) neither the Company nor any Subsidiary maintains any plan or arrangement which provides for retiree health or other retiree welfare benefits, except as required by COBRA; (viii) neither the Company nor any Subsidiary currently participates in or in the past participated in a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”); and (ix) neither the Company nor any Subsidiary is under an obligation (express or implied) to modify the Company Plan or Benefit Arrangement. Schedule 3.25 contains a complete list of all Company Plans currently maintained by the Company or any Subsidiary or in which the Company or any Subsidiary currently participates (“Current Company Plans”) and all Benefit Arrangements in which the Company or any Subsidiary participates. With respect to each Current Company Plan, the Company has delivered to the Parent a correct and complete copy of (1) the Plan document, (2) if applicable, the summary plan description, (3) if applicable, the most recent Annual Report (Form 5500 series) and accompanying Schedules, (4) if applicable, the most recent certified financial statements, and (5) if applicable, the most recent actuarial valuation report. With respect to each Benefit Arrangement, the Company has delivered to the Parent a correct and complete copy of each applicable plan document, arrangement and/or summary description.

3.26. Employment Matters. Schedule 3.26 sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom equity, option, equity purchase, equity appreciation right or severance plan of the Company or any Subsidiary now in effect or under which the Company or any Subsidiary has or might have any obligation, or any understanding between the Company or any Subsidiary and any employee concerning the terms of such employee’s employment that do not apply to such company’s employees generally.

3.27. Tax Matters.

(a) Compliance Generally. Except as set forth on Schedule 3.27(a), the Company has (i) duly and timely filed all Tax Returns required to be filed by the Company on or prior to the Effective Time, which Tax Returns are true, correct and complete, and (ii) duly and timely paid all Taxes due and payable in respect of all periods up to and including the date which includes the Effective Time or has made adequate provision on its books and records and Financial Statements in accordance with GAAP for any such Tax which is not due on or before such time. The Company has compiled with all applicable law relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over and reported all Taxes required to be withheld or collected by the Company on or before the date hereof.

(b) No Audit. Except as set forth on Schedule 3.27(b), (i) no Taxing authority has asserted in writing any adjustment that could result in an additional Tax for which the Company is or may be liable or that could result in a Lien on any of its assets which has not been fully paid or adequately provided for on the in the Financial Statements (collectively, “Tax Liability”), or which adjustment, if asserted in another period, would result in any Tax Liability, (ii) there is not pending any audit, examination, investigation, dispute, proceeding or claim (collectively, “Proceeding”) relating to any Tax Liability, (iii) no statute of limitations with respect to any Tax has been waived or extended (unless the period to which it has been waived or extended has expired), (iv) there is no outstanding power of attorney authorizing anyone to act on behalf of the Company in connection with any Tax Liability, Tax Return or Proceeding relating to any Tax, (v) there is not outstanding any closing agreement, ruling request, request to consent to change a method of accounting, subpoena or request for information with or by any Taxing authority with respect to the Company, its income, assets or business, or any Tax Liability, (vi) the Company is not and has never been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding; and (vii) the Company is not and has never been included in any consolidated, combined or unitary Tax Return.

(c) Taxes and Tax Return Defined. For purposes of this Agreement, “Tax” shall mean all federal, state, local and foreign tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature (including without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupation, real property, personal property, intangible property, occupancy, recording, minimum, environmental and windfall profits tax), together with any interest, penalty, addition to tax or additional amount imposed by any federal, state, local or foreign Taxing authority. For purposes of this Agreement, “Tax Return” includes any return, declaration, report, claim for refund or credit, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information or schedule), filed or required to be filed with any federal, state, local or foreign governmental entity or agency in connection with the determination, assessment, collection or payment of Taxes.

3.28. Fees. Except as set forth on Schedule 3.28, there is no investment banker, broker, finder, restructuring or other intermediary that has been retained by or is authorized to act on behalf of the Company, any Subsidiary, any of the Company’s stockholders or the holder of the Company Warrant or any of their respective Affiliates who might be entitled to any fee or commission from either Acquisition Corp., the Surviving Corporation, Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement. The amount of any fee owed to any Person and the party obligated to pay such fee is listed on Schedule 3.28 opposite such Person’s name.

3.29. Business Operations; Servers.

(a) The Company and each Subsidiary owns all of its servers and other computer equipment (other than webservers) necessary to operate its Business as conducted as of the date hereof and as such Business will be conducted as of the Closing.

(b) Parent has been furnished with complete and correct copies of the standard terms and conditions of sale, if any, of each of the products of the Company and each Subsidiary. Except as set forth on Schedule 3.29(b) or as required by law, no product manufactured, sold or delivered by the Company or any Subsidiary is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions. Any warranty reserve reflected in the Financial Statements is in accordance with GAAP.

(c) Except in the ordinary course of business or as set forth on Schedule 3.29(c), neither the Company nor any Subsidiary has entered into, or offered to enter into, any written agreement, Contract or other arrangement with respect to the Business pursuant to which the Company or any Subsidiary is or will be obligated to make any rebates, discounts, promotional allowances or similar payments or arrangements to any customer (“Rebate Obligations”). All Rebate Obligations listed on Schedule 3.29(c) and all ordinary course Rebate Obligations are reflected in the 2005 Financial Statements in accordance with GAAP.

(d) Except as set forth in Schedule 3.29(d), neither the Company nor any Subsidiary has experienced any returns of its products since December 31, 2005 other than returns in the ordinary course of business. All product returns listed on Schedule 3.29(d) are reflected on the 2005 Financial Statements in accordance with GAAP.

3.30. Powers of Attorney and Suretyships. Except as set forth on Schedule 3.30, neither the Company nor any Subsidiary has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, excluding ordinary course of business indemnity obligations.

3.31. Other Information. Neither this Agreement, nor any of the documents or other information made available to Parent or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with Parent’s due diligence review of the Business or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

3.32. Certain Business Practices. To the Company’s knowledge, neither the Company, nor any Subsidiary, nor any director, officer, agent or employee of the Company or any Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 to the extent applicable to the Company or any Subsidiary or (iii) made any other unlawful payment. Neither the Company, nor any Subsidiary, nor any director, officer, agent or employee of the Company or any Subsidiary (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company) has, since January 1, 2000, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or any Subsidiary or assist the Company or any Subsidiary in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had an adverse effect on the Company or any Subsidiary, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company or any Subsidiary or that could reasonably be expected to subject the Company to penalty in any private or governmental litigation or proceeding.

3.33. Money Laundering Laws. To the knowledge of Company, there is no material violation of the laundering statutes of the States in which the Company or the Subsidiaries do business, applicable to the Business, and the Laws of the United States applicable to the Business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) that are applicable to the Business, and no criminal or material civil Action involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES TO BE MADE BY THE COMPANY’S STOCKHOLDERS

The Company hereby agrees that, at the Closing, each of its stockholders and the holder of the Company Warrant shall, severally and not jointly, represent to Acquisition Corp. and the Parent that the following statements are true and correct. Any reference in this Article IV to an agreement being “enforceable” shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

4.1.Ownership of Stock; Authority.

(a) The stockholder or holder of the Company Warrant has good and marketable title to the Stockholder’s Securities or the Company Warrant, as applicable, free and clear of any and all Liens.

(b) The stockholder or the holder of the Company Warrant has full legal capacity, power and authority to execute and deliver the agreements to which such Person is a party, to perform such Person’s obligations thereunder and to consummate the transactions contemplated thereby. The agreements to which each such Person is named as a party will be duly executed and delivered by each Person and, upon their execution and delivery will be, valid and legally binding obligations of each Person, enforceable against each Person in accordance with their respective terms.

(c) Neither the execution and delivery by the stockholder or the holder of the Company Warrant of any or all of the agreements to which such Person is a party, nor the consummation by such Person of the transaction contemplated thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which such Person is a party or by which such Person is bound, or (ii) result in the imposition of any Lien upon such Person’s Company Securities.

4.2. Approvals. Except as contemplated by this Agreement, including without limitation Section 3.2, no consent, approval, waiver, authorization or novation will be required to be obtained by the stockholder or the holder of the Company Warrant, as applicable, from, and no notice or filing is required to be given by such Person to or made by any Person with, any Authority or other Person in connection with the execution, delivery and performance by such Person of the agreements executed at Closing.

4.3. Non-Contravention. The execution, delivery and performance by the stockholder or the holder of the Company Warrant, as applicable, of the agreements executed at Closing, and the consummation of the transaction will not (a) violate any provision of the articles of incorporation, bylaws or other organizational documents of such Person if it is not a natural person, or (b) violate or result in a breach of or constitute a default under any Law, judgment, injunction, Order, decree or other restriction of any Authority to which such Person, or such Person’s Company Securities, is subject.

4.4. Litigation and Claims. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or threatened against such stockholder or the holder of the Company Warrant and such Person is not subject to any Order, writ, judgment, award, injunction or decree of any Authority of competent jurisdiction or any arbitrator that would prevent consummation of the transaction or materially impair the ability of such Person to perform its obligations under the agreements executed at Closing.

4.5. Investment Representations. The stockholder and the holder of the Company Warrant, as applicable, will make the representations in either Section 4.5(a) or 4.5(b):

(a)  Accredited Investor

(i) Such Person is an “accredited investor” as such term is defined inRule 501 of Regulation D (“Reg. D”) promulgated under the Act. Such Person acknowledges that Parent has the right to require evidence of such Person’s status as an accredited investor, if necessary.

(ii) Such Person acknowledges that such Person has prior investment experience, including investments in non-listed and non-registered securities, or has employed the services of an investment advisory, attorney or accountant to evaluate the merits and risks of such an investment on its behalf, and such Person represents that such Person understands the highly speculative nature of an investment in Parent Common Stock which may result in the loss of the total amount of such investment.

(iii) Such Person has adequate means of providing for such Person’s current needs and possible personal contingencies, and each Person has no need, and anticipates no need in the foreseeable future, for liquidity in such Person’s investment in the Parent Common Stock. Such Person is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each Person is able to hold the Parent Common Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the event such loss should occur.

(iv) Such Person has not made an overall commitment to investments which are not readily marketable that are disproportionate to such Person’s net worth, and such Person’s investment in the Parent Common Stock will not cause such overall commitment to become excessive.

(v) Such Person acknowledges that this offering of Parent Common Stock has not been reviewed by the SEC because this is intended to be a non-public offering pursuant to Section 4(2) of the Act and Rule 506 under Regulation D of the Act. Each Person acknowledges that it is not acquiring the Parent Common Stock as a result of any general solicitation or advertising. The Parent Common Stock will be received by each Person for such Person’s own account, for investment and not for distribution or resale to others.

(vi) Except as otherwise set forth in Article V, Parent has not and is not making any representations or warranties to such Persons or providing any advice or information to such Persons.

(vii) Such Person understands and consents to the placement of a legend on any certificate or other document evidencing Parent Common Stock stating that such Parent Common Stock has not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the shares shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the Parent Common Stock:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES (THE “ISSUER”) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

(b) Non-accredited Investor

(i) Such Person acknowledges that such Person has prior investmentexperience, including investments in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to evaluate the merits and risks of such an investment on its behalf, and such Person represents that such Person understands the highly speculative nature of an investment in Parent Common Stock which may result in the loss of the total amount of such investment.

(ii) Such Person has adequate means of providing for such Person’s current needs and possible personal contingencies, and each Person has no need, and anticipates no need in the foreseeable future, for liquidity in such Person’s investment in the Parent Common Stock. Such Person is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each Person is able to hold the Parent Common Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the event such loss should occur.

(iii) Such Person has not made an overall commitment to investments which are not readily marketable that are disproportionate to such Person’s net worth, and such Person’s investment in the Parent Common Stock will not cause such overall commitment to become excessive.

(iv) Parent has made available to such Person a copy of its (i) Annual Report on Form 10-K for the year ended December 31, 2005, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and (iii) the proxy statement distributed to the Parent’s stockholders in connection with the Special Meeting of Stockholders to be held in connection with the approval of the transactions contemplated by this Agreement.

(v) Such Person had the opportunity to (a) ask questions and receive answers from the management of the Parent concerning the Parent and an investment in the Parent Common Stock, and (b) obtain additional information as necessary to verify the accuracy of the information furnished to such Person by the Parent.

(vi) Except as otherwise set forth in Article V, Parent has not and is not making any representations or warranties to such Persons or providing any advice or information to such Persons.

(vii) Such Person acknowledges that this offering of Parent Common Stock has not been reviewed by the SEC because this is intended to be a non-public offering pursuant to Section 4(2) of the Act and Rule 506 under Regulation D of the Act. Each Person acknowledges that it is not acquiring the Parent Common Stock as a result of any general solicitation or advertising. The Parent Common Stock will be received by each Person for such Person’s own account, for investment and not for distribution or resale to others.

(viii) Such Person understands and consents to the placement of a legend on any certificate or other document evidencing Parent Common Stock stating that such Parent Common Stock has not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the shares shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the Parent Common Stock:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES (THE “ISSUER”) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

4.6. Assumption of Risk of Price Changes in Parent Common Stock. Such Person acknowledges that from the date of the Merger Agreement such Person assumed the risk related to any diminution in the market price of the Stock Consideration.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company that the statements contained in this Article V are true and correct, except as set forth in the disclosure schedule attached hereto (the “Parent Disclosure Schedule”). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article V, and the disclosure in any paragraph shall qualify the corresponding paragraph in this Article V; provided, however, that any item disclosed under any paragraph of the Parent Disclosure Schedule shall be deemed to be disclosed with respect to every other applicable paragraph if the disclosure in respect to such paragraph of the Parent Disclosure Schedule is sufficient to reasonably inform the reader of the Parent Disclosure Schedule of the information required to be disclosed in respect of other paragraphs of the Parent Disclosure Schedule. Any reference in this Article V to an agreement being “enforceable” shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

5.1. Due Incorporation. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Except as set forth on Schedule 5.1, the Parent is not qualified to do business as a foreign corporation in any jurisdiction, and there is no jurisdiction in which the character of the property owned or leased by the Parent or the nature of its activities make qualification of the Parent in any such jurisdiction necessary, except where the failure to so qualify would have a Material Adverse Effect. Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own, lease, and operate its assets, properties and businesses and to carry on its business as now conducted on the date hereof. Acquisition Corp. has not conducted any business to date and has only engaged in certain activities relating to its organization. Parent has not adopted any plan, or made any agreement in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

5.2. Corporate Authorization. Except for a vote of the stockholders of the Parent to approve the transaction contemplated by this Agreement, and provided that fewer than 20% of Parent’s public stockholders exercise their conversion rights (as specified in the Parent’s Certificate of Incorporation), the execution, delivery and performance by Parent and Acquisition Corp. of this Agreement and each of the other Additional Agreements to which either is a party and the consummation by Parent and Acquisition Corp. of the transactions contemplated hereby and thereby are within the corporate powers of Parent and Acquisition Corp. and have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Corp. This Agreement constitutes, and upon their execution and delivery, each of the Additional Agreements to which Parent or Acquisition Corp. is named as a party will constitute, the valid and legally binding agreement of Parent or Acquisition Corp., as applicable, enforceable against each in accordance with their respective terms.

5.3. Governmental Authorization. None of the execution, delivery or performance by Parent or Acquisition Corp. of this Agreement or any Additional Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority by Parent or Acquisition Corp., except for filing a Form D with the SEC and applicable state authorities and a registration statement upon exercise of the Company’s stockholders of their registration rights pursuant to the terms of this Agreement.

5.4. No Violation. Provided that Parent presents the transactions contemplated by this Agreement to its stockholders for approval and such stockholders approve the transaction with fewer than 20% of the public stockholders exercising their conversion rights with respect to such transaction (as specified in the Parent’s Certificate of Incorporation), neither the execution and delivery of this Agreement nor any Additional Agreement to be executed by Parent or Acquisition Corp. hereunder nor the consummation of the transactions contemplated herein and therein will (a) violate any provision of Parent’s or Acquisition Corp.’s Certificate of Incorporation, By-laws or other charter documents; (b) violate any Laws or Orders to which either Parent or Acquisition Corp. or their property is subject, or (c) violate the provisions of any material agreement or other material instrument binding upon or benefiting Parent or Acquisition Corp.

5.5. Consents. Except for a vote of the stockholders of the Parent to approve the transaction contemplated by this Agreement, and provided that fewer than 20% of Parent’s public stockholders exercise their conversion rights (as specified in the Parent’s Certificate of Incorporation), there are no agreements, commitments, arrangements, contracts or other instruments binding upon Parent or Acquisition Corp. or any of their properties requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements to which Parent or Acquisition Corp. is named as a party or the consummation of the transactions contemplated hereby or thereby. Parent’s and Acquisition Corp.’s Boards of Directors have approved this Agreement and Parent’s Board has approved its submission to Parent’s stockholders for approval. Each of the current officers and directors of the Parent has agreed to vote the shares of Parent Common Stock owned by them in the following manner:: with respect to the shares of Parent Common Stock acquired by them prior to the private placement described in the Parent’s prospectus from its initial public offering, each of the current officers and directors of the Parent will vote such shares in accordance with the majority of the shares of common stock voted by the public stockholders; with respect to the shares of Parent Common Stock acquired by them in the private placement described in the Parent’s prospectus from its initial public offering, each of the current officers and directors of the Parent will vote such shares in favor of the transactions contemplated by this Agreement.

5.6. Litigation. There is no action, suit, investigation, hearing or proceeding pending against, or to the best knowledge of Parent, threatened against or affecting, Parent, any of its officers or directors, or the business of Parent, before any court or arbitrator or any governmental body, agency or official which if adversely determined against Parent, has or could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results or operations or prospects of Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. There are no outstanding judgments against Parent.

5.7. Issuance of Parent Common Stock. Upon issuance and delivery of the Parent Common Stock pursuant to Sections 2.5 through 2.8 of this Agreement, the Parent Common Stock will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens, other than (i) restrictions arising from applicable securities laws and the Lock-Up Agreements, and (ii) any Lien created by or through the Company’s stockholders. The issuance and sale of the Parent Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

5.8. Fees. Except as set forth on Schedule 5.8, there is no investment banker, broker, finder, restructuring or other intermediary that has been retained by or is authorized to act on behalf of the Parent or Acquisition Corp. or any of their respective Affiliates who might be entitled to any fee or commission from either Acquisition Corp., the Surviving Corporation, Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement. Parent agrees to reimburse Company at the Closing for the incremental fees that Company becomes obligated to pay as a result of the transactions contemplated by this Agreement. The amount of any fee owed to any Person listed on Schedule 5.8 is listed opposite such Person’s name. Each party acknowledges that Giuliani Capital Advisors has been engaged by the Parent as an advisor.

5.9. Charter Documents; Legality. Parent has previously delivered to the Company true and complete copies of its and Acquisitions Corp.’s Certificates of Incorporation and By-Laws (the “Parent Charter Documents”), as in effect or constituted on the date hereof. Provided that Parent presents the transactions contemplated by this Agreement to its stockholders for approval and such stockholders approve the transaction and fewer than 20% of such stockholders exercise their conversion rights with respect to such transaction (as specified in the Parent’s Certificate of Incorporation), the execution, delivery, and performance by Parent and Acquisition Corp. of this Agreement and any Additional Agreement to which Parent or Acquisition Corp. is to be a party has not violated and will not violate, and the consummation by Parent and Acquisition Corp. of the transactions contemplated hereby or thereby will not violate any of the Parent Charter Documents or any Law.

5.10. Capitalization and Ownership of the Parent. Schedule 5.10 sets forth, with respect to the Parent and Acquisition Corp., (i) their authorized capital, (ii) the number of their securities that are outstanding, and (iii) the number of securities convertible into or exercisable or exchangeable for their securities. Except as set forth in Schedule 5.10, there is no Contract that requires or under any circumstance would require Parent or Acquisition Corp. to issue, or grant any right to acquire, any securities of the Parent or Acquisition Corp., or any security or instrument exercisable or exchangeable for or convertible into, the capital stock or membership interest of Parent or Acquisition Corp. or to merge, consolidate, dissolve, liquidate, restructure, or recapitalize the Parent or Acquisition Corp.

5.11. Financial Statements.

(a) Parent has filed with the SEC true and correct copies of the audited consolidated balance sheets of Parent and its consolidated subsidiaries as of December 31, 2005, and the related consolidated statements of operations, comprehensive loss and stockholders’ equity and cash flows for the year then ended, including footnotes thereto, audited by Goldstein Golub Kessler LLP, registered independent public accountants and an interim balance sheet of Parent and its consolidated subsidiaries as of September 30, 2006, and the related consolidated statements of operations, comprehensive loss and stockholders’ equity and cash flows for the year then ended, including footnotes thereto, reviewed by Ernst& Young LLP, registered independent public accountants (the “Parent Financial Statements”). The Parent Financial Statements (i) were prepared in accordance with GAAP; (ii) fairly and accurately present the Parent’s financial condition and the results of its operations as of their respective dates and for the periods then ended, in all material respects; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Parent’s financial condition as of their dates, in all material respects; and (iv) contain and reflect adequate provisions for all reasonably anticipated liabilities for all material income, property, sales, payroll or other Taxes applicable to the Parent with respect to the periods then ended. The Parent has heretofore delivered to the Company complete and accurate copies of all “management letters” received by it from the Parent’s accountants and all responses during the last three years by lawyers engaged by the Parent to inquiries from the Parent’s accountant or any predecessor accountants.

(b) Except as specifically disclosed or as reflected in the Exchange Act Filings, reflected or fully reserved against in the Parent Financial Statements and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Parent Financial Statements, there are no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) relating to the Parent or Acquisition Corp. All debts and liabilities, fixed or contingent, which should be included under GAAP on an accrual basis on the Parent Financial Statements are included therein.

(c) As of the Closing Date there will have been no Material Adverse Change to the assets of the Parent that are being held in trust for the benefit of the Parent.

5.12. Other Information. Neither this Agreement nor any of the documents filed by the Parent with the SEC, nor any other documents or other information made available to the Company, its stockholders or their Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with the Company’s and the stockholders’ due diligence review of the business of the Parent or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. To the best knowledge of the Parent, the Parent has provided the Company with all material information regarding its business.

5.13. Compliance with Laws. The Parent is not in violation of, has not violated, and to the knowledge of Parent, is not under investigation with respect to nor has Parent been threatened to be charged with or given notice of, any violation or alleged violation of, any Law or Order, nor is there any basis for any such charge.

5.14. Money Laundering Laws. The operations of the Parent are and have been conducted at all times in compliance with Money Laundering Laws and no Action involving the Parent with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent, threatened.

5.15. Acquisition Corp. Acquisition Corp. was incorporated in the State of Delaware on November 30, 2006. Acquisition Corp. has no operations (and will have none through the Closing Date) and no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with this Agreement and all of the transactions contemplated hereby.

5.16.  Completion of Due Diligence.

(a) To the knowledge of Parent, prior to the execution of this Agreement, and for a period of time deemed by Parent to be reasonably sufficient, Parent and, to the extent requested by Parent, all of its representatives, agents, attorneys and advisors have: (i) had prompt, free and unfettered access to all of the Books and Records of the Company and all of the Subsidiaries; (ii) had free and unfettered access to the executives of the Company for interviews and consultations; (iii) conducted a complete and thorough due diligence investigation into the Business of the Company and the financial and operational activities of the Company for a period of time deemed to be acceptable to Parent; (iv) upon request to Company, been promptly provided with copies (digital and/or hard copy) of any and all documents relating to the Company that have been requested; (v) received prompt responses to all questions and requests submitted to the Company; (vi) conducted all interviews with the executives and other employees of Company and the Subsidiaries that Parent deemed advisable; (vii) been promptly provided with reasonable access to the offices and properties of the Company; (viii) been promptly furnished such information relating to the Business as they reasonably requested; (ix) received prompt, and courteous cooperation in their investigation of the Business from the employees, (x) had reasonable access to the counsel, accountants and representatives of the Company and each Subsidiary; and (xi) had full and complete access to the data, information and documentation available in the ISI - Argyle Data Room (a copy of which is included on the ISI - Argyle Data Room Due Diligence CD attached hereto as Exhibit C).

ARTICLE VI
COVENANTS OF THE COMPANY PENDING CLOSING

The Company covenants and agrees that:

6.1. Conduct of the Business. From the date hereof through the Closing Date, the Company and each Subsidiary shall conduct the Business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any transactions outside the ordinary course of business without the prior written consent of Parent, and use its commercially reasonable efforts to preserve intact the Company’s business relationships with employees, suppliers, customers and other third parties with whom, or with which, management of the Company deems it advisable to maintain such relationships. The parties hereto agree that, without limitation, it shall be within the meaning of “ordinary course of business” as used in this ARTICLE VI, for the Company or any Subsidiary to enter into any contract that is reasonably expected by the Company to generate “sales” for the Company or any Subsidiary, consistent with past practice, and to issue purchase orders, and/or otherwise purchase goods, equipment, supplies, services and other things (of any and every nature) that the Company will include within “cost of goods sold” of the Company or any Subsidiary, consistent with past practice. The foregoing sentence shall not be deemed or construed to be a limitation upon the definition of “usual course of business”. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary shall be obligated to seek the prior written consent of the Parent, from the date hereof until the Closing Date, unless, outside the ordinary course of business, Company seeks to:

(a) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract (including contracts described in clause (b) below), or any other right or asset;

(b) except as contemplated by this Agreement, enter into any contract, agreement, lease, license or commitment, which:

(i)  is with respect to real property,

(ii)  extends for a term of one year or more;

(c) except as contemplated by this Agreement, enter into any contract, purchase or other obligation that is not within the ordinary course of business;

(d) make any capital expenditures in excess of $250,000 (individually or in the aggregate);

(e) sell, lease, license or otherwise dispose of any assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein and (ii) sales of inventory in the ordinary course of business consistent with past practice;

(f) except for payments to StarCo, pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any of the Company’s stockholders or any Affiliate of the Company;

(g) authorize any salary increase of more than 20% for any employee making an annual salary of greater than $80,000 or in excess of $16,000 in the aggregate on an annual basis with respect to any single employee or change the bonus or profit sharing policies of the Company;

(h) except for Indebtedness listed on Schedule 6.1(h) obtain or suffer to exist any Indebtedness in excess of $100,000 in the aggregate;

(i) suffer or incur any Lien on any asset except for Liens existing as of the date hereof as set forth on Schedule 3.15(b);

(j) allow insurance coverage in less than the amounts and types usual in the ordinary course of the Company’s business with respect to any material damage, destruction or loss of property related to any material assets;

(k) delay, accelerate or cancel any receivables or Indebtedness or write-off or make further reserves against the same, except in the ordinary course of business;

(l) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(m) except as required in accordance with GAAP, make any change in its accounting principles or methods or write down the value of any inventory or assets;

(n)  change the place of business of the Company or any Subsidiary;

(o)  extend any loans to any Person, other than travel or other expense advances to employees in the ordinary course of business;

(p)  issue, redeem or repurchase any shares of its capital stock;

(q)  effect or agree to any changes in shipping practices, terms or rates;

(r)  reduce the prices of products sold from Inventory for customers except in the ordinary course of business;

(s) effect or agree to any change in any practices or terms, including payment terms, with respect to customers or suppliers;

(t) make or rescind any election related to Taxes, file any amended income Tax Return or make any changes in its methods of Tax accounting; or

(u) agree to do any of the foregoing.

The Company will not (i) take or agree to take any action that might make any representation or warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

Nothing herein shall be deemed to require the Company or any Subsidiary to request the approval or consent of Parent for the interviewing, hiring, training, assignment, evaluation,

control, management, compensation, promotion, or termination of employees in the ordinary course of business of Company or its Subsidiaries.

6.2. Access to Information

(a) From the date hereof until and including the Closing Date, the Company and each Subsidiary shall (i) continue to give Parent, its counsel and other representatives reasonable access to the offices, properties, Books and Records of the Company; (ii) furnish to Parent, its counsel and other representatives such information relating to the Business as such Persons may reasonably request; and (iii) cause the employees, counsel, accountants and representatives of the Company and each Subsidiary to cooperate with Parent in its investigation of the Business; provided that no investigation pursuant to this Section 6.2 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company.

(b) The Company shall arrange for representatives of Parent to meet with or speak to the representatives of the three largest customers of the Company and each Subsidiary.

6.3. Notices of Certain Events. The Company shall promptly notify Parent of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any claims or causes of action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company or any Subsidiary to any such Person;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement;

(c) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company, any Subsidiary or the Business or that relate to the consummation of the transactions contemplated by this Agreement; and

(d) the occurrence of any fact or circumstance which might make any representation made hereunder by the Company false in any respect or result in the omission or the failure to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which made, not materially misleading.

6.4.  SEC Filings.

(a) The Company acknowledges that:

(i) the Parent’s stockholders must approve the transactions contemplated by this Agreement prior to the transactions contemplated hereby being consummated and that, in connection with such approval, the Parent must call a special meeting of its stockholders requiring Parent to prepare and file with the SEC a proxy statement and proxy card;

(ii) the Parent will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Parent will be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transaction.

(b) In connection with any filing the Parent makes with the SEC which requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use commercially reasonable efforts to cause its stockholders to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use their commercially reasonable efforts to (i) cooperate with the Parent, (ii) respond to questions about the Company or the stockholders required in any filing or requested by the SEC, and (iii) provide any information requested by Parent or Parent’s representatives in connection with any filing with the SEC.

6.5. Note Conversion. The Company will enter into and maintain in full force and effect the Note Conversion Agreement and will issue the Company Preferred Stock and the New Note immediately prior to the Closing in accordance therewith.

6.6. Opinion of Company Counsel. The Company shall cause its counsel to issue an opinion to Parent that, to such counsel’s knowledge, subject to customary qualifications, the information relating to the Business and the risk factors relating to the Business included in the Parent’s proxy/registration statement is true in all material respects and does not fail to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, accurate and not misleading. The opinion described in this Section 6.6 will be in a form reasonably acceptable to counsel for the Company and the Parent.

6.7. Pre-Approved Transactions. By executing this Agreement, Parent and Acquisition Corp. consent to each of the following leases, contracts, obligations, transactions, indebtedness and other matters. At the Closing, Acquisition Corp. agrees to assume and fully perform each and every duty or obligation imposed by the following matters, that remain a duty or obligation of Company, as the date of Closing:

(a) All indebtedness owed to LaSalle Bank, currently in maximum aggregate principal amount of $9,000,000.00.

(b) All reasonable fees, disbursements, costs and expenses to become due and owing as a result of the Merger Agreement, Additional Documents, and the Transactions reasonably anticipated therein.

(c) All inter-company accounts receivable and accounts payable by, among, and between Company and the Subsidiaries.

(d) The obligation of Company to become due and owing to StarCo for financial, contracting and bonding advice and consultation in an amount of up to $310,000.

(e) All the leases listed in the Schedules to this Agreement between the Company and the Subsidiaries (as Lessee) and Green Wing Management, Ltd, (as Lessor) as amended from time to time.

(f) The new lease which Company or a Subsidiary will enter into with Green Wing Management, Ltd. for the long term lease of a 2-story building in San Antonio, Texas, to be built specifically for Company, at Company’s request. The building will be leased to Company upon terms substantially similar to the terms of the existing leases with Green Wing Management, Ltd., including but not limited to a rental rate to be equal to 90% of the current market value of the building to be re-calculated each 3 years.

(g) All Accounts Payable, and other obligations of the Company and the Subsidiaries incurred in the ordinary course of business.

(h) All costs, indebtedness and expenses of the Company related to all leasehold improvements that Company will make, at its sole cost and expense, in the facilities currently being leased from Green Wing Management, Ltd., as identified in the Schedules to this Agreement.

6.8. Notice and Approval Procedure.

(a) Company shall provide Parent with a clear and concise summary of any contract, agreement or other obligation that Company or any Subsidiary seeks to enter into (“Summary Contract”), for which prior written approval of the Parent is required herein. The Summary Contract and the recommendation of the Company or the relevant Subsidiary regarding said contract, agreement or obligation, shall be sent to the attention of Bob Marbut at bmarbut@argylesecurity.com. A separate copy of such data shall be faxed to 210.828.7300. No other notice to the Parent of a proposed contract, agreement or obligation is required for which prior written approval of the Parent is required herein. In the event that Parent does not object in writing to the contract, agreement or obligation described in the Summary Contract within five (5) days after the date and time of the fax transmission described above, as reflected on the facsimile transaction confirmation to be retained by the Company, then the Parent shall be irrevocably deemed to have approved, in writing, the proposed contract, agreement or obligation described in the Summary Contract in all respects.

(b) Parent shall be deemed to have not given its approval to a Summary Contract, when notice of such rejection of approval is delivered by Parent to Sam Youngblood, by facsimile at 512.495.5613, or by such other notification method as Parent and Company may agree in writing.

(c) Company shall provide Parent with a clear and concise summary of any material contract, agreement or other obligation that Company or any Subsidiary seeks to enter into (“Summary Contract”), whose subject matter exceeds $100,000 in value, for which no prior written approval of the Parent is required herein. The Summary Contract and the recommendation of the Company or the relevant Subsidiary regarding said contract, agreement or obligation, shall be sent to the attention of Bob Marbut at bmarbut@argylesecurity.com. A separate copy of such data shall be faxed to 210.828.7300. No other notice to the Parent of a proposed contract, agreement, or obligation is required for which prior written approval of the Parent is required herein.

ARTICLE VII
COVENANTS OF THE PARTIES

The Parent and the Acquisition Corp., on the one hand, jointly and severally, and the Company, on the other hand, covenant and agree with each other to the following terms. The Company hereby agrees that, at the Closing, each of its stockholders shall, severally and not jointly, agree to each of the following with Acquisition Corp. and the Parent, provided, however, that in the event that the subject matter of the following provisions is contemplated in the Employment Agreements, the provisions in the applicable Employment Agreements shall prevail, and provided further, however, that Blair will not enter into any agreement relating to Sections 7.2 or 7.3.

7.1. Confidentiality. Except as otherwise required by law, they shall not, without the prior written consent of the other party, or a person authorized thereby, disclose to any other Person or use (whether for itself or any other party) any confidential information or proprietary work product of Parent, Acquisition Corp., the Company or any Subsidiary or any client of Parent, Acquisition Corp., the Company or any Subsidiary. In the event a party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the party whose confidential information is to be disclosed so such party has an opportunity to obtain a protective order or other appropriate relief. Each of the parties hereto shall cooperate fully in any such action.

7.2.  Non-Solicitation.

(a) Each party and its Affiliates may not, during the period beginning on the Closing Date and ending two years after the Closing Date (the “Restriction Period”), directly or indirectly through any other individual, person or entity, employ, solicit or induce any individual who is, or was at any time during the period beginning on or after December 31, 2005 and through and after, the Closing Date, an employee or consultant of the other party to terminate or refrain from renewing or extending his or her employment by or consulting relationship with such party or to become employed by or enter into a consulting relationship with another party or any of its Affiliates or any other individual, person or entity.

(b) Each party and its Affiliates may not, during the Restriction Period, directly or indirectly through any other individual, person or entity, solicit, persuade or induce any Customer or supplier to terminate, reduce or refrain from renewing or extending his, her or its contractual or other relationship with the other party or to become a customer or supplier of or enter into any contractual or other relationship with another party or any of its Affiliates or any other individual, person or entity, directly or indirectly, in regard to the sale of products or services similar or identical to those manufactured, marketed, purchased or sold by the Company or any Subsidiary as of the Closing Date. For purposes hereof, “Customer” means any individual, person or entity which is or was at any point in time during the two (2) year period prior to the Closing Date a customer of the Company or any Subsidiary.

7.3. Non-Competition. During the Restriction Period, no party shall (except on behalf of the Company or any of its Affiliates) directly or indirectly, in his, her and its own capacity or through one or more Affiliates, whether as owner, consultant, executive, partner, member, manager, officer, director, venturer, or agent, or through stock ownership, investment of capital, lending of money or property, or rendering of services, or otherwise, engage in the Business.

7.4. Reporting and Compliance With Law. From the date hereof through the Closing Date, each party shall duly and timely file all Tax Returns required to be filed with Authorities, pay any and all Taxes required by any Authority and duly observe and conform, in all material respects, to all applicable Laws and Orders.

7.5. Injunctive Relief. If a party breaches, or threatens to commit a breach of, any of the covenants set forth in Section 6.2, 7.1, or Section 14.4 (the “Restrictive Covenants”), the party against which such breach shall be committed or threatened shall have the following rights and remedies, which shall be in addition to, and not in lieu of, any other rights and remedies available to such party by agreement (including those set forth in Section 11.1 hereof), under law or in equity:

(a) The right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and that monetary damages will not provide adequate remedy; and

(b) The right and remedy to require such breaching party (i) to account for and pay over all compensation, profits, monies, accruals, increments or other benefits derived or received by them or any associated party as the result of any such breach; and (ii) to indemnify the aggrieved party against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys fees and court costs, which may be incurred by it and which result from or arise out of any such breach or threatened breach.

ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO
The parties hereto, as applicable, covenant and agree that:

8.1. Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate and implement expeditiously the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

8.2. Confidentiality of Transaction. Any information (except publicly available or freely usable material obtained from another source) respecting any party or its Affiliates will be kept in strict confidence by all other parties to this Agreement and their agents. Except as required by Law, neither the Company nor any of its Affiliates, directors, officers, employees or agents will disclose the terms of the transactions contemplated hereunder at any time, currently, or on or after the Closing, regardless of whether the Closing takes place, except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of the Company shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by the Company to keep such information confidential. Except as required by Law, each party shall retain all information obtained from the other and their lawyers on a confidential basis except as necessary to their attorneys, accountants and professional advisors, in which instance such persons and any employees or agents of such party shall be advised of the confidential nature of the terms of the transaction and shall themselves be required by such party to keep such information confidential.

8.3. Good Faith Efforts to Obtain Consents. Each party agrees to use its commercially reasonable good faith efforts to obtain each party’s respective required consents as promptly as practicable hereafter.

8.4.  Tax Matters.

(a) The transactions contemplated by this Agreement will cause Acquisition Corp to terminate effective as of the Effective Time. The Surviving Corporation shall prepare and file, or cause to be prepared and filed, any and all Tax Returns required to be filed by the Acquisition Corp. (after giving effect to any valid extensions of the due date for filing any such Tax Returns) on or prior to the Closing Date that have not been prepared or filed on or before the Closing Date and all Tax Returns of Acquisition Corp. due on or

after the Closing Date. The Surviving Corporation shall timely pay (or cause to be timely paid) all Taxes shown as due and owing by Acquisition Corp. on all such Tax Returns.

(b) The Surviving Corporation will be liable for and will pay all applicable sales, transfer, recording, deed, stamp and other similar Taxes resulting from the consummation of the transactions contemplated by this Agreement.

(c) At the Effective Time, all Tax sharing, indemnity or allocation agreements or arrangements (whether or not written), if any, to which Company is a party will terminate, and, after the date hereof, no Taxes or other amounts will be paid or reimbursed by Company under any such agreement or arrangement, regardless of the taxable year or period for which such Taxes are imposed, and the provisions of this Section 5.14 will govern thereafter.

8.5. Registration. Within 30 days of the Closing Date, the Parent shall prepare and file with the SEC, at its sole expense, a registration statement permitting the public offering and sale of the number of shares of Parent Common Stock issued to the Company’s stockholders pursuant to this Agreement and any securities issued in exchange for or in replacement of such shares of Parent Common Stock, and any securities issued by way of any stock split, reverse stock split, recapitalization, or other similar transaction affecting such Parent Common Stock (collectively, the “Registrable Securities”). The Parent will use commercially reasonable efforts to have the staff of the SEC declare such registration statement effective as soon as practicable after the Effective Time, but in no event later than 150 days after the Closing Date. The Parent will keep such registration effective until, subject to the terms and provisions of this Agreement, the earlier of the date when (i) all the Registrable Securities covered by the registration statement have been sold pursuant thereto or otherwise or (ii) the Registrable Securities may be publicly sold without volume restrictions under Rule 144(k) (or any similar provisions then in force) of the Securities Act of 1933 as amended (the “Act”), as determined by the counsel to the Parent (collectively, the “Effectiveness Period”). The registration statement shall be on any form the Parent is eligible to use to register for resale the Registrable Securities. The Parent shall use commercially reasonable efforts to cause such registration statement filed pursuant to this Section to become effective as soon as possible following the Effective Time. Pursuant to the Lock-Up Agreements (a) between Blair and the Parent, Blair may not, except as otherwise provided in the Lock-Up Agreements, sell any shares of Parent Common Stock it receives pursuant to this Agreement for a period of six months from the Effective Time, and (b) between the Parent and each stockholder of the Company other than Blair, each such stockholder may not, except as otherwise provided in the Lock-Up Agreements, sell any shares of Parent Common Stock it receives pursuant to this Agreement until such time as the original stockholders of the Parent are able to sell their Shares or January 30, 2009, whichever is earlier.

8.6. Procedures on Registration. If and whenever the Parent is required by the provisions hereof or any Lock-Up Agreements to effect the registration of any Registrable Securities under the Act, the Parent will, at its sole cost and expense:

(a) respond as promptly as commercially reasonable to any comments received from the SEC, and use its commercially reasonable efforts to cause such registration statement to become effective as required herein or in the Lock-Up Agreements, and promptly provide to the holders of Company Securities copies of all filings and SEC letters of comment relating thereto provided that such letters do not contain material non-public information, in which case such letters may be redacted by the Parent;

(b) furnish to each holder of Company Securities such number of copies of the registration statement and the prospectus included therein as such holder reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by such registration statement;

(c) use its commercially reasonable efforts to register or qualify the Registrable Securities of each of the holders of Company Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions within the United States as such holder may reasonably request; provided, however, that the Parent shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(d) list the Registrable Securities covered by such registration statement with any securities exchange on which the Parent Common Stock is then listed;

(e) immediately notify the holder of Company Securities at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event of which the Parent has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(f) immediately notify the holder of Company Securities of the effectiveness of each registration statement filed.

8.7. Employment Agreements. Promptly after the Effective Time and the formation of a compensation committee by Parent, Surviving Corporation and Parent will negotiate an Employment Agreement in good faith with each person listed on Schedule 8.7. The Company acknowledges agrees that such Employment Agreements will be subject to the final approval of the compensation committee of the Parent.

ARTICLE IX
CONDITIONS TO CLOSING AND DELIVERIES ON CLOSING

9.1. Condition to the Obligations of Parent, Acquisition Corp., and the Company. The obligations of Parent, Acquisition Corp. and the Company to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provision of any applicable Law or Order shall prohibit or impose any condition on the consummation of the Closing or limit in any material way Parent’s right to control or operate Acquisition Corp., the Surviving Corporation or any material portion of the Business.

(b) There shall not be pending or threatened any proceeding by a third-party to enjoin or otherwise restrict the consummation of the Closing.

(c) Parent’s stockholders shall have approved the transaction and fewer than 20% of the issued and outstanding shares of Parent Common Stock owned by Parent’s public stockholders will have exercised their conversion rights (as specified in the Parent’s Certificate of Incorporation).

(d) The Closing contemplated herein is completed in all respects on or before July 1, 2007.

9.2. Conditions to Obligations of Parent and Acquisition Corp. In addition to the terms and provisions of Section 9.1, the obligation of Parent and Acquisition Corp. to consummate the Closing is subject to the satisfaction, or the waiver at Parent’s and Acquisition Corp.’s sole and absolute discretion, of all the following further conditions:

(a) (i) The Company shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date; (ii) the representations and warranties of the Company contained in this Agreement, the Additional Agreements to which the Company is named as a party and in any certificate or other writing delivered by the Company pursuant hereto, shall be true and correct at and as of the Closing Date, as if made at and as of such date; (iii) there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to constitute a Material Adverse Change or to have a Material Adverse Effect; and (iv) Parent and Acquisition Corp. shall have received a certificate signed by the President and Secretary of the Company to the effect set forth in clauses (i), (ii) and (iii) of this Section 9.2(a).

(b) Parent shall have received (i) a certified copy of the certificate of incorporation of the Company and each Subsidiary; (ii) copies of the By-Laws of the Company and each subsidiary as effective on the date hereof; (iii) copies of resolutions duly adopted by (A) the Board of Directors of the Company and (B) by the vote or consent of the Company’s stockholders, authorizing this Agreement and the Additional Agreements (if necessary) and the transaction contemplated hereby and thereby; (iv) a certificate of the Secretary of the Company certifying each of the foregoing and as to signatures of the officer(s) authorized to execute this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary; and (v) a recent good standing certificate regarding the Company from the office of the Secretary of State of the State of Delaware, and each other jurisdiction in which the Company is qualified to do business.

(c) Parent or Acquisition Corp. shall have reasonably determined that, after Parent or Acquisition Corp. has had the opportunity to meet or speak to representatives of the three largest customers of the Company and each Subsidiary pursuant to Section 6.2, all such customers will continue the relationship such customer had with the Company.

(d) Parent shall have received a copy of all material Company Consents (including any required consents of the landlords under the Leases), in form and substance reasonably satisfactory to Parent, and no such material Company Consent shall have been revoked.

(e) Except as set forth in Schedule 9.2(e), the Company shall have delivered to Parent documents satisfactory to Parent to evidence the release of all Liens on any portion of the assets of the Company and the filing of appropriate UCC-3 Termination Statements.

(f) The Parent shall have received updated Schedules to this Agreement as of a date within three business days of the Closing Date. Such updated Schedules shall include the 2006 Financial Statements and any subsequent interim period that would be required under GAAP.

(g) Parent’s stockholders approve the transactions contemplated by this Agreement by July 1, 2007.

(h) Parent will have received an opinion of counsel to the Company in a form to be agreed upon prior to Closing.

(i) Certificates representing all of the issued and outstanding shares of the Company Securities as of the Effective Time and the Company Warrant shall be presented at the Closing for cancellation, together with the original stock ledgers and minute books of the Company.

(j) The Company will have agreed to pay no more than $2,000,000 to ISI*MCS, Ltd. (“StarCo”), which will be in full satisfaction of the account payable of the Company in favor of StarCo.

(k) The Surviving Corporation’s Director and Officer insurance policy shall include the officers and directors of the Parent.

(l) Adjusted EBITDA as calculated herein is equal to or greater than $4,500,000 and 2/28 Backlog is equal to or greater than $70,000,000.

9.3. Conditions to Obligations of the Company. In addition to the terms and provisions of Section 9.1, the obligation of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all the following further conditions:

(a) (i) Parent and Acquisition Corp. shall have performed in all material respects all of their respective obligations hereunder required to be performed by it at or prior to the Closing Date; (ii) the representations and warranties of Parent contained in this Agreement, the Additional Agreements and in any certificate or other writing delivered by Parent or Acquisition Corp. pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date; (iii) there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk, on the business, assets, condition (financial or otherwise), liabilities, result of operations of prospects of the Parent; and (iv) the Company shall have received a certificate signed by an authorized officer of Parent and Acquisition Corp. to the foregoing effect.

(b) The Company shall have received (i) a copy of the certificate of incorporation of each of Parent and Acquisition Corp.; (ii) copies of the bylaws of each of Parent and Acquisition Corp. as effective on the date hereof; (iii) copies of resolutions duly adopted by the Board of Directors of the Company authorizing this Agreement and the Additional Agreements (if necessary) and the transaction contemplated hereby and thereby; (iv) a certificate of the Secretary or Assistant Secretary of Parent and Acquisition Corp. certifying each of the foregoing and as to signatures of the officer(s) authorized to execute this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary; and (v) a recent good standing certificate regarding Parent and Acquisition Corp. from the office of the Secretary of State of its respective jurisdiction of organization and each other jurisdiction in which each of Parent and Acquisition Corp. is qualified to do business.

(c) The stockholders of the Parent shall have approved an equity incentive plan that will provide incentives to the members of the Company’s management team (as well as members of the Parent’s management team) listed on Schedule 9.3(d) based on the long term performance of the Surviving Corporation.

9.4. Closing Deliveries. .

(a) On the Closing Date, each party hereto will execute each of the Additional Agreements to which it is a party.

ARTICLE X
RELIANCE ON REPRESENTATIONS AND WARRANTIES

10.1. Reliance on Representations and Warranties of the Company. Notwithstanding any right of Parent and Acquisition Corp. to fully investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Parent and Acquisition Corp. pursuant to such investigation or right of investigation, Parent and Acquisition Corp. shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement.

10.2. Reliance on Representations and Warranties of Parent and Acquisition Corp. Notwithstanding any right of the Company to fully investigate the affairs of Parent and Acquisition Corp. and notwithstanding any knowledge of facts determined or determinable by the Company pursuant to such investigation or right of investigation, the Company shall have the right to rely fully upon the representations, warranties, covenants and agreements of Parent and Acquisition Corp. contained in this Agreement.

ARTICLE XI
INDEMNIFICATION

11.1. Definition. As used in this ARTICLE XI, the term “Loss” shall mean loss, payments, demand, penalty, liability, judgment, damage, diminution in value, claim or out-of-pocket costs and expenses (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”).

11.2.  This section intentionally left blank.

11.3.  Indemnification of Company and Stockholders.Parent and Acquisition Corp. hereby jointly and severally agree to indemnify and hold harmless each of the Company and the holders of the Company Securities and their respective Affiliates, and each of their respective directors, officers, employees, shareholders, attorneys, agents and permitted assignees (the “Company Indemnitees”) against and in respect of any Losses incurred, sustained or to be incurred or sustained by the Company Indemnitees arising from (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Parent or Acquisition Corp. contained herein or in the Additional Agreements to which Parent or Acquisition Corp. are named as a party or any certificate or other writing delivered pursuant hereto, (ii) actions or inactions of the Surviving Corporation with regard to the Business occurring after the Closing, provided that the activities of the Company’s current stockholders have not caused or resulted in such action or inaction, (iii) the Proxy Statement to be filed by Parent relating to this Agreement, or any other public disclosure relating to this Agreement or the transactions contemplated thereby, unless the Loss indemnified pursuant to this subsection arises from a material misstatement made to the Parent by the Company or any Company Indemnitee to the Parent; and (iv) any contract or agreement that the Company or a Subsidiary is a party, or is obligated to perform, where: (y) said contract is the subject of a performance or payment bond provided by StarCo and (z) said contract has not been fully paid as of the Closing Date.

11.4. Indemnification of Individual Indemnitees. Parent and Acquisition Corp. hereby jointly and severally agree to indemnify and hold harmless Sam Youngblood, individually, and Don Carr, individually, their spouses, attorneys, agents and permitted assignees (the “Individual Indemnitees”) against and in respect of any Losses incurred, sustained or to be incurred or sustained by the Individual Indemnitees arising from:

(i) any contract or agreement which the Company or a Subsidiary is obligated to perform in whole or in part, where

(w) said contract or agreement is the subject of a performance or payment bond provided by StarCo and

(x) said contract has not been fully paid as of the date of Closing.

(ii) guarantees by the Individual Indemnitees relating to any of the performance or payment bonds provided by StarCo on any contract or agreement which the Company or a Subsidiary is obligated to perform in whole or in part, where

(y) such contract or agreement is the subject of a performance or payment bond provided by StarCo and

(z) said contract has not been fully paid as of the date of Closing.

11.5. Procedure. The following shall apply with respect to all claims by a Company Indemnitee or an Individual Indemnitee (collectively, “Indemnified Party”) for indemnification:

(a) An Indemnified Party shall give the Parent or Acquisition Corp., or the Indemnification Agent, as applicable (either, “Indemnifying Parties”), prompt notice (an “Indemnification Notice”) of any third-party claim, investigation, action, suit, hearing or proceeding with respect to which such Indemnified Party seeks indemnification pursuant to Section 11.3 or 11.4 (a “Third Party Claim”), which shall describe in reasonable detail the loss, liability or damage that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 11.3 or 11.4, except to the extent such failure materially and adversely affects the ability of the Indemnifying Parties to defend such claim or to the limited extent the failure to give such notice increases the amount of such liability.

(b) In the case of any Third Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Parties, to exercise full control of the defense, compromise or settlement of any Third Party Claim unless the Indemnifying Parties, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within 10 days thereafter), shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 11.3 or 11.4 are applicable to such claim, investigation, action, suit, hearing or proceeding and the Indemnifying Parties will indemnify such Indemnified Party in respect of such claim, investigation, action or proceeding pursuant to the terms of Section 11.3 or 11.4 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, or limitation on the Indemnifying Parties liability for Losses, counterclaims or offsets, (ii) notify such Indemnified Party in writing that the Indemnifying Parties is assuming the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third Party Claim.

(c) If the Indemnifying Parties assume the defense of any such Third Party Claim then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, compromise or settlement thereof. If the Indemnifying Parties so assume the defense of any such Third Party Claim the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Parties.

(d) If the Indemnifying Parties assume the defense of any Third Party Claim, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from or fail to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties fail to prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, solely at the Indemnifying Parties’ expense. Notwithstanding anything to the contrary, the Indemnifying Parties shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (y) the entire Third Party Claim if such Third Party Claim could impose liability upon the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third Party Claim, the Indemnified Party may, in its sole discretion, settle the subject claim without the prior written consent of the Indemnifying Party.

(e) If the Indemnified Party assumes the defense of any such Third Party Claim pursuant to this Section 11.5 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnifying Parties shall have no right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal. Any such settlement by the Indemnified Party shall, in each case, shall be at the

Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Third Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party or (ii) which does not include as an unconditional term thereof, the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party a release from all liability with respect to such Third Party Claim and all other claims or causes of action (known or unknown) arising or which might arise out of the same facts.

11.6. Periodic Payments. Any indemnification required by Section 11.3 or 11.4 for costs, fees, disbursements or expenses of any and every kind, by an Indemnified Party in connection with investigating, preparing to defend or defending any claim, action, suit, hearing, proceeding or investigation, shall be made by periodic payments by the Indemnifying Parties to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred, and no later than ten (10) business days after demand for such payments by the Indemnified Party.

11.7. Insurance. Any indemnification payments hereunder shall only be reduced by any insurance proceeds or other third party reimbursement actually received by the Indemnified Party.

11.8. Survival of Indemnification Rights. The representations and warranties of the Company, the Parent and Acquisition Corp. shall survive until the third anniversary of the Closing Date. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 11.3 or 11.4 for Losses shall be effective so long as it is asserted prior to the fourth anniversary of the Closing Date in the case of all representations and warranties of the Company and Parent hereunder.

ARTICLE XII
DISPUTE RESOLUTION
12.1. Arbitration.

(a) In the event a dispute arises relating to this Agreement, the parties agree to meet to resolve their disputes in good faith. Any party may seek injunctive relief, without the need to post a bond, pending the completion of arbitration under this Agreement for any material breach or threatened material breach of any covenant contained herein.

(b) If after good faith negotiations the dispute is not resolved, the parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator that is familiar with the Business and not an Affiliate of any party to this Agreement (“Arbitrator”). The parties agree that binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(c) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the Chief Administrative District Judge for the State Courts sitting in San Antonio, Texas, upon the request of either side. The Arbitrator shall be selected within 30 days of request.

(d) The laws of the State of Texas shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Texas applicable to a contract negotiated, signed, and wholly to be performed in the State of Texas, which laws the Arbitrator shall apply in rendering its decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after the Arbitrator shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(e) The arbitration shall be held in the City of San Antonio, Texas in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(f) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that the Arbitrator’s decision shall be rendered within the period referred to in Section 12.1(d).

(g) The Arbitrator may, at the Arbitrator’s discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in the Arbitrator’s determinations.

(h) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 12.1, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs for the reasons set forth in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(i) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the exclusive jurisdiction of the courts (Federal and state) in the City of San Antonio, County of Bexar, State of Texas to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(j) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the willful misconduct of the person indemnified.

(k) This arbitration clause shall survive the termination of this Agreement and any agreement contemplated hereby.

12.2. Waiver of Jury Trial; Exemplary Damages. ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT. No party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any Additional Agreement.

12.3. Attorneys’ Fees. The unsuccessful party to any court or other proceeding (including any arbitration proceeding pursuant to this Article XII) arising out of this Agreement that is not resolved by arbitration under Section 12.1 shall pay to the prevailing party all actual attorneys’ fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled. As used in this Section 12.3 and elsewhere in this Agreement, “actual attorneys’ fees” means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought (including all reasonable expenses, costs, and disbursements of such attorneys), calculated on the basis of the usual fees charged by the attorneys performing such services.

ARTICLE XIII
TERMINATION
13.1. Termination Without Default.

(a) In the event that the Closing of the transactions contemplated hereunder has not occurred by July 1, 2007 (the “Outside Closing Date”), then Parent and Acquisition Corp. on the one hand, and the Company on the other hand, shall all have the right, at its or their sole option, to terminate this Agreement without liability or prejudice to any party. Such right may be exercised by Parent and Acquisition Corp., on the one hand, or the Company on the other, as the case may be, giving written notice to the other at any time prior to the Outside Closing Date.

(b) In the event that Adjusted EBITDA as calculated herein is determined to be less than $4,500,000 or the 2/28 Backlog is determined to be less than $70,000,000, then Parent shall have the right, at its sole option, to terminate this Agreement without liability or prejudice to any party. Such right may be exercised by Parent giving written notice to the Company at any time prior to the Outside Closing Date.

13.2. Termination Upon Default.

(a) Parent and Acquisition Corp. may terminate this Agreement by givingnotice to the Company on or prior Closing, without prejudice to any rights or obligations Parent and Acquisition Corp. may have, if the Company shall have materially breached any representation or warranty or breached any agreement or covenant contained herein or in any Additional Agreement to be performed prior to Closing and such breach shall not be cured within the earlier of the Outside Closing Date and ten (10) business days following receipt by the Company of a notice describing in reasonable detail the nature of such breach.

(b) The Company may terminate this Agreement by giving prior written notice to Parent on or prior to the Closing, without prejudice to any rights or obligations the Company may have, if Parent or Acquisition Corp. shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed prior to Closing and such breach shall not be cured within the earlier of the Outside Closing Date or ten (10) business days following receipt by Parent of a notice describing in reasonable detail the nature of such breach.

13.3. Survival. The provisions of Article XI and Article XII and Sections 8.2 and 14.4 shall survive any termination hereof pursuant to this Article XIII.

ARTICLE XIV
MISCELLANEOUS

14.1. Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto:

if to Parent and Acquisition Corp., to:

Argyle Security Acquisition Corporation
200 Concord Plaza, Suite 700
San Antonio, TX 78216
Attn: Bob Marbut
Telecopy: (210) 828-7300

with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell S. Nussbaum
Telecopy: 212-407-4990
if to the Company:

ISI Detention Contracting Group, Inc.
12903 Delivery Drive
San Antonio, Texas 78247
Attention: Sam Youngblood
Telecopy: 210.495.5613

with a copy to:

Hughes & Luce, LLP
111 Congress Ave; Ste. 900
Austin, TX 78701
Attention: Hull Youngblood
Telecopy : 512.482.6859

with an additional copy to:

William Blair Mezzanine Capital Fund III, L.P.
c/o Merit Capital Partners
Attention: David Jones
303 West Madison Street
Suite 2100
Chicago, Illinois 60606

and an additional copy to:

Vedder, Price, Kaufman and Kammholz, P.C.
222 North LaSalle Street, Suite 2600
Chicago, IL 60601
Attention: Dana Armagno
Telecopy: (312) 609-5005

Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the appropriate answer back is received or, (ii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class and certified postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified herein.

14.2.  Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as specifically provided otherwise herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

14.3. Ambiguities. The parties acknowledge that each party and its counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that, and ambiguities if any in, the writing be construed against the drafter, shall not apply.

14.4. Publicity. Except as required by law, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto.

14.5. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that (i) the Company may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Parent; (ii) in the event Parent assigns its rights and obligations under this Agreement to an Affiliate, Parent shall continue to remain liable for its obligations hereunder; and (iii) Parent, the Surviving Corporation or Acquisition Corp. may assign any of its rights and benefits under this Agreement to secured lenders of Parent, the Surviving Corporation or Acquisition Corp. Except as specifically set forth in clauses (ii) and (iii) above, neither Parent nor Acquisition Corp. may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Company.

14.6. Governing Law; Jurisdiction. This Agreement has been entered into in the State of Texas. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without giving effect to the conflict of laws principles thereof. Solely to the extent that the Parties hereto are permitted by the terms of this Agreement to pursue litigation or other legal processes, the parties hereto hereby irrevocably consent to the exclusive jurisdiction of the state, county and federal courts sitting in the City of San Antonio, County of Bexar, State of Texas in connection with any controversy or claim arising out of or relating to this Agreement, or the negotiation or breach thereof, and hereby waive any claim or defense that such forum is inconvenient or otherwise improper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by Texas law.

14.7. Counterparts; Effectiveness. This Agreement may be signed by facsimile signatures and in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.8. Entire Agreement. This Agreement, together with the Schedules and the Exhibits attached hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder other than Indemnified Parties as set forth in ARTICLE XI hereof, which shall be third party beneficiaries hereof.

14.9. Severability. If any one or more provisions of this Agreement shall, for any reasons, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

14.11. Construction. References in this Agreement to “Articles,” “Sections,” “Schedules” and “Exhibits” shall be to the Articles, Sections, Schedules and Exhibits of this Agreement, unless otherwise specifically provided herein. All Schedules to this Agreement are incorporated herein by reference. Any use in this Agreement of the singular or plural, or the masculine, feminine or neuter gender, shall be deemed to include the others, unless the context otherwise requires. The words “herein”, “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement shall mean “including without limitation”. Except as otherwise specified in this Agreement, all references in this Agreement (a) to any agreement, document, certificate or other written instrument shall be a reference to such agreement, document, certificate or instrument, in each case together with all exhibits, schedules, attachments and appendices thereto, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and (b) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

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IN WITNESS WHEREOF, Parent, Acquisition Corp. and the Company have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ARGYLE SECURITY ACQUISITION CORP

By:	/s/ Bob Marbut
Name: Bob Marbut
Title: Co-Chief Executive Officer

ISI SECURITY GROUP, INC.

By:	/s/ Bob Marbut
Name: Bob Marbut
Title: President

ISI DETENTION CONTRACTING GROUP, INC.

By:	/s/ Sam Youngblood
Name: Sam Youngblood
Title: Chief Executive Officer